UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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STAG Industrial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2018

To our stockholders:

You are cordially invited to attend the 2018 annual meeting of the stockholders of STAG Industrial, Inc., a Maryland corporation, at the offices of DLA Piper LLP (US) at 33 Arch Street, 26th Floor, in Boston, Massachusetts, on April 30, 2018, at 1:30 p.m., local time.  At the meeting, stockholders will consider and vote on the following matters:

1.              the election of eight directors to hold office until our 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

2.              the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018;

3.              the approval of an amendment to our charter to provide stockholders with the ability to alter, amend or repeal our bylaws and adopt new bylaws;

4.              the approval of the amended and restated STAG Industrial, Inc. 2011 Equity Incentive Plan;

5.              the approval, by non-binding vote, of our executive compensation; and

6.              the recommendation, by non-binding vote, on the frequency of executive compensation votes.

In addition, stockholders will consider and vote on such other business as may properly come before the annual meeting, including any adjournments or postponements of the meeting.

If you own shares of our common stock as of the close of business on March 12, 2018, you can vote those shares by proxy or at the meeting. Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the internet.  On or about March 21, 2018, we expect to mail our stockholders either (i) a copy of this proxy statement, the accompanying proxy card, our annual report and the notice of internet availability of proxy materials (the “Notice”) or (ii) the Notice only, each in connection with the solicitation of proxies by the board of directors for use at the annual meeting and any adjournments or postponements thereof.  If you received only the Notice by mail, you will not receive a printed copy of the proxy materials other than as described herein.  The Notice contains instructions for your use of this process, including how to access our proxy statement and annual report over the internet, how to authorize your proxy to vote online and how to request a paper copy of the proxy statement and annual report.

If you are unable to attend the meeting in person, it is very important that your shares be represented and voted at the annual meeting.  You may authorize your proxy to vote your shares over the internet as described in the Notice.  Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided.  You also may vote by telephone as described in your proxy card.  If you vote your shares over the internet, by mail or by telephone before the annual meeting, you may nevertheless revoke your proxy and cast your vote personally at the meeting.

By order of the board of directors:

JEFFREY M. SULLIVAN
Executive Vice President, General Counsel and Secretary

Boston, Massachusetts

March 21, 2018

STAG INDUSTRIAL, INC.

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

2018 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

QUESTIONS AND ANSWERS

Q:                                   Why did I receive a notice of internet availability of proxy materials?

A:                                   The board of directors is soliciting proxies to be voted at our annual meeting. The annual meeting will be held at the offices of DLA Piper LLP (US) at 33 Arch Street, 26th Floor, in Boston, Massachusetts, on Monday, April 30, 2018, at 1:30 p.m., local time.  Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the internet.  On or about March 21, 2018, we are mailing to our stockholders of record on March 12, 2018, either (i) a copy of this proxy statement, the accompanying proxy card, our annual report and the notice of internet availability of proxy materials (the “Notice”), or (ii) the Notice only.  The Notice and this proxy statement summarize the information you need to know in order to vote by proxy or in person at the annual meeting.  You do not need to attend the annual meeting in person in order to vote.

Q:                                   When was the Notice mailed?

A:                                   The Notice was mailed to stockholders beginning on or about March 21, 2018.

Q:                                   Who is entitled to vote?

A:                                   All common stockholders of record as of the close of business on March 12, 2018, the record date, are entitled to vote at the annual meeting.

Q:                                   What is the quorum for the meeting?

A:                                   A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of common stock outstanding.  No business may be conducted at the meeting if a quorum is not present. As of the record date, 97,229,588 shares of common stock were issued and outstanding.  If less than a majority of outstanding shares entitled to vote are represented at the annual meeting, the chairman of the meeting may adjourn the annual meeting to another date, time or place, not later than 120 days after the original record date of March 12, 2018.  Notice need not be given of the new date, time or place if announced at the meeting before an adjournment is taken.

Q:                                   How many votes do I have?

A:                                   You are entitled to one vote for each whole share of common stock you held as of the record date.  Our stockholders do not have the right to cumulate their votes for directors.

Q:                                   What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:                                   If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, LLC, you are the “stockholder of record” of those shares.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares.  The Notice and proxy statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the internet.

Q:                                   How do I vote?

A:                                   Whether or not you plan to attend the annual meeting, we urge you to authorize your proxy to vote your shares over the internet as described in the Notice.  Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided.  You also may authorize your proxy to vote your shares by telephone as described in your proxy card.  Authorizing your proxy over the internet, by mailing a proxy card or by telephone, will not limit your right to attend the annual meeting and vote your shares in person.  Your proxy (the individual named in your proxy card) will vote your shares per your instructions.

Q:                                   How do I vote my shares that are held by my broker?

A:                                   If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you.  Most brokers allow you to authorize your proxy by mail, telephone and on the internet.  If you have shares held by a broker, you must obtain a written proxy executed in your favor, from the broker holding your shares in order to vote your shares in person at the annual meeting.

Q:                                   What am I voting on?

A:                                   You will be voting on:

•                  Proposal 1: the election of eight directors to hold office until our 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

•                  Proposal 2: the ratification of the appointment of PricewaterhouseCoopers LLP to act as our independent registered public accounting firm for year ending December 31, 2018;

•                  Proposal 3: the approval of an amendment to our charter to provide stockholders with the ability to alter, amend or repeal our bylaws and adopt new bylaws;

•                  Proposal 4: the approval of the amended and restated STAG Industrial, Inc. 2011 Equity Incentive Plan (the “Amended 2011 Plan”);

•                  Proposal 5: the approval, by non-binding vote, of our executive compensation; and

•                  Proposal 6: the recommendation, by non-binding vote, on the frequency of executive compensation votes.

In addition, you will be voting on such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

Q:                                   What vote is required to approve the proposals assuming that a quorum is present at the annual meeting?

A:	Proposal 1:	The election of the director nominees must be approved by a majority of the votes cast.

	Proposal 2:	The ratification of the appointment of the independent registered public accounting firm requires a majority of the votes cast.

Proposal 3:

The approval of the amendment to our charter to provide stockholders with the ability to alter, amend or repeal our bylaws and adopt new bylaws requires an affirmative vote of a majority of the votes entitled to be cast on the matter (that is, a majority of our outstanding shares of common stock).

	Proposal 4:	The approval of the Amended 2011 Plan requires an affirmative vote of a majority of the votes cast.

	Proposal 5:	The advisory vote approving executive compensation requires an affirmative vote of a majority of the votes cast.

Proposal 6:

The advisory vote on the frequency of the vote on executive compensation receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by the stockholders.

Q:                                   How are abstentions and broker non-votes treated?

A:                                   If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares.  A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item (such as the election of directors and the approval of our executive compensation) and has not received instructions from the beneficial owner.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under New York Stock Exchange (“NYSE”) rules to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you.  However, your broker does not have discretionary authority to vote on the election of directors, the approval of the amendment to our charter, the approval of the Amended 2011 Plan, the advisory vote approving our executive compensation or the advisory vote on the frequency of the vote on our executive compensation, in which case a broker non-vote will occur and your shares will not be voted on these matters.

Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum.

For purposes of the election of directors and the votes on Proposal 5 and Proposal 6, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

For purposes of the vote on Proposal 2, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

For purposes of the vote on Proposal 3, abstentions and broker-non-votes will have the same effect as votes cast against the proposal.

For purposes of the vote on Proposal 4, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Important:  Beneficial owners of shares held in broker accounts are advised that if they do not provide timely instructions to their broker, pursuant to NYSE Rule 452, their shares will not be voted in connection with the election of directors, the proposal on the charter amendment, the proposal on the Amended 2011 Plan or the proposals related to our executive compensation.  Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Q:                                   Will there be any other items of business on the agenda?

A:                                   The board of directors does not know of any other matters that may be brought before the annual meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the board of directors.  If any other matter should come before the annual meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q:                                   What happens if I submit my proxy without providing voting instructions on all proposals?

A:                                   Proxies properly submitted via the internet, mail or telephone will be voted at the annual meeting in accordance with your directions.  If the properly-submitted proxy does not provide voting instructions on a proposal, the proxy will be voted as follows:

•                  if you are a stockholder of record, to elect (FOR) each of the director nominees listed in “Proposal 1—Election of Directors;” if you are a beneficial owner whose shares are held of record by a broker, a broker non-vote will occur;

•                  if you are a stockholder of record or if you are a beneficial owner whose shares are held of record by a broker, in favor of (FOR) “Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm;”

•                  if you are a stockholder of record, in favor of (FOR) “Proposal 3—Amendment to Charter to Provide Stockholders with the Ability to Amend Our Bylaws;” if you are a beneficial owner whose shares are held of record by a broker, a broker non-vote will occur;

•                  if you are a stockholder of record, in favor of (FOR) “Proposal 4—Amended and Restated STAG Industrial, Inc. 2011 Equity Incentive Plan;” if you are a beneficial owner whose shares are held of record by a broker, a broker non-vote will occur;

•                  if you are a stockholder of record, in favor of (FOR) “Proposal 5—Advisory (Non-Binding) Vote Approving Executive Compensation;” if you are a beneficial owner whose shares are held of record by a broker, a broker non-vote will occur; and

•                  if you are a stockholder of record, in favor of (FOR) an advisory vote on executive compensation every year (box “1 YEAR” on the proxy card) under “Proposal 6—Advisory (Non-Binding) Vote on Frequency of Executive Compensation Votes”  if you are a beneficial owner whose shares are held of record by a broker, a broker non-vote will occur.

Q:                                   Will anyone contact me regarding this vote?

A:                                   No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors at any time if we deem them necessary.  Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Q:                                   Who has paid for this proxy solicitation?

A:                                   We have paid the entire expense of preparing, printing and mailing the Notice and, to the extent requested by our stockholders, the proxy materials and any additional materials furnished to stockholders.  Proxies may be solicited by our directors, officers or employees personally or by telephone without additional compensation for such activities.  We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners.  We will reimburse such holders for their reasonable expenses.

Q:                                   May stockholders ask questions at the annual meeting?

A:                                   Yes.  There will be time allotted at the end of the meeting when our representatives will answer questions from the floor.

Q:                                   How many copies should I receive if I share an address with another stockholder?

The SEC has adopted rules that permit companies and intermediaries, such as a broker, bank or other agent, to implement a delivery procedure called “householding.”  Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, unless the affected stockholder has provided us with contrary instructions.  This procedure provides extra convenience for stockholders and cost savings for companies.

Our company and some brokers, banks or other agents may be householding our proxy materials.  A single Notice and, if applicable, a single set of our proxy materials, including this proxy statement, the accompanying proxy card, our annual report and the Notice, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process.  Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, a single set of our proxy materials, to any stockholder at a shared address to which a single copy of any of those documents was delivered.  To receive a separate copy of the Notice and, if applicable, our proxy materials, you may send a written request to STAG Industrial, Inc., One Federal Street, 23rd Floor, Boston, Massachusetts, 02110, Attention: Jeffrey M. Sullivan, Corporate Secretary.  In addition, if you are receiving multiple copies of the Notice and, if applicable, our proxy materials, you can request householding by contacting our Corporate Secretary in the same manner.

Q:                                   What does it mean if I receive more than one Notice?

A:                                   It means that you have multiple accounts at the transfer agent or with brokers.  Please submit all of your proxies over the internet, following the instructions provided in the Notice, by mail or by telephone to ensure that all of your shares are voted.

Q:                                   Can I change my vote after I have voted?

A:                                   Yes.  Proxies properly submitted over the internet, by mail or by telephone do not preclude a stockholder from voting in person at the meeting.  A stockholder may revoke a proxy at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting, either by internet, mail or telephone, a proxy bearing a later date or by appearing at the meeting and voting in person.  Attendance at the meeting will not by itself constitute revocation of a proxy.  If you have shares held by a broker, you must obtain a written proxy executed in your favor, from the broker holding your shares in order to vote your shares in person at the annual meeting.

Q:                                   Can I find additional information on the company’s website?

A:                                   Yes.  Our website is www.stagindustrial.com.  You can view additional information on the website, such as our corporate governance guidelines, our code of business conduct and ethics, our stock ownership guidelines, charters of our board committees and reports that we file with the SEC.  However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this proxy statement or incorporated into any other filing that we submit to the SEC.

A copy of our corporate governance guidelines, our code of business conduct and ethics, our stock ownership guidelines and each of the charters of our board committees also may be obtained free of charge by writing to STAG Industrial, Inc., One Federal Street, 23rd Floor, Boston, Massachusetts, 02110, Attention: Jeffrey M. Sullivan, Corporate Secretary.

PROPOSAL 1:

ELECTION OF DIRECTORS

The board of directors currently consists of eight members with directors serving one-year terms and until their successors are duly elected and qualified.  The term for each director expires at each annual meeting of stockholders.  At the 2018 annual meeting, eight directors will be elected to serve until the 2019 annual meeting and until their successors are duly elected and qualified.  The board of directors has nominated the following current directors (the “Nominees”) to serve as directors: Benjamin S. Butcher, Virgis W. Colbert, Michelle Dilley, Jeffrey D. Furber, Larry T. Guillemette, Francis X. Jacoby III, Christopher P. Marr and Hans S. Weger.  The board of directors anticipates that each Nominee will serve, if elected, as a director.  However, if anyone nominated by the board of directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the board of directors may recommend.

Vote Required

The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required for the election of the Nominees. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation

The board of directors recommends a vote FOR each Nominee.

Snapshot of Board Composition

The table below presents a snapshot of the expected composition of the board of directors.

Total number of directors	8
Percentage of independent directors	88%
Average age of independent directors	58
Average tenure of independent directors (years)	5.4
Lead independent director	Yes
Percentage of directors with CEO experience	50%
Percentage of directors with CFO experience	50%
Percentage of audit committee members designated as “audit committee financial experts”	100%

Director Nominees for Election to Term Expiring 2019

The following tables and biographical descriptions set forth certain information with respect to each Nominee, including the specific experience, qualifications, attributes and skills that led to the conclusion by the board that such person should continue to serve as a director.

Director Nominees	Age	Principal Occupation	Director Since
Benjamin S. Butcher	64	Chief Executive Officer, President and Chairman	2010
Virgis W. Colbert	78	Former Executive Vice President of Miller Brewing Company	2014
Michelle Dilley	46	Chief Supply Chain Transformation Officer of DSC Logistics	2018
Jeffrey D. Furber	59	Chief Executive Officer of AEW Capital Management	2011
Larry T. Guillemette	62	Former Chairman, Chief Executive Officer and President of Amtrol	2011
Francis X. Jacoby III	56	Chief Financial Officer of Leggat McCall Properties, LLC	2011
Christopher P. Marr	53	Chief Executive Officer and Trustee of CubeSmart	2012
Hans S. Weger	54	Former Chief Financial Officer of Focus Brands Inc.	2011

Director Qualifications

	Butcher	Colbert	Dilley	Furber	Guillemette	Jacoby	Marr	Weger
Real estate / development / finance	✓			✓		✓	✓	✓
Industrial operations	✓	✓	✓		✓
Logistics / supply chain management	✓	✓	✓
CEO / senior public company executive	✓	✓		✓	✓		✓	✓
Strategic planning	✓	✓	✓	✓	✓	✓	✓	✓
Finance / accounting					✓	✓	✓	✓
Risk management	✓	✓		✓	✓		✓	✓

Director Nominees

Benjamin S. Butcher Chief Executive Officer, President and Chairman of the Board Committees: • Investment (Chair)

Mr. Butcher has served as our chief executive officer, president and chairman of the board of directors since 2010. Prior to the formation of our company, Mr. Butcher oversaw the growth of our predecessor business, serving as a member of the board of managers of STAG Capital Partners, LLC, STAG Capital Partners III, LLC, and their affiliates from 2003 to 2011. From 1999 to 2003, Mr. Butcher was engaged as a private equity investor in real estate and technology. From 1997 to 1998, Mr. Butcher served as a director at Credit Suisse First Boston, where he sourced and executed transactions for the principal transactions group (real estate debt and equity). Prior to that, he served as a director at Nomura Asset Capital from 1993 to 1997, where he focused on marketing and business development for its commercial mortgage-backed securities group. Mr. Butcher serves as a member of the board of trustees and a member of the nominating and corporate governance committee and compensation committee of Washington Real Estate Investment Trust (NYSE:WRE), an owner of office, multi-family and retail properties in the greater Washington, D.C. metropolitan area. Mr. Butcher holds a Bachelor of Arts degree from Bowdoin College and a Master of Business Administration degree from the Tuck School of Business at Dartmouth. In light of his extensive company-specific operational, finance and market experience, his leadership abilities, and his expertise in the acquisition, ownership and management of single-tenant industrial properties, the board of directors believes that it is in the best interests of our company and our stockholders for Mr. Butcher to continue to serve as a director on the board of directors, subject to stockholder approval at the annual meeting.

Virgis W. Colbert Independent Director Committees: • Compensation • Nominating and Corporate Governance

Mr. Colbert served in a variety of key leadership positions with Miller Brewing Company from 1979 until his retirement in 2005, including executive vice president of worldwide operations from 1997 to 2005 and senior vice president of operations from 1993 to 1997. As executive vice president, Mr. Colbert was responsible for plant operations, international operations, brewing, research and quality assurance, engineering, procurement, order production/planning and logistics. Since his retirement, he continues to serve as a senior advisor to MillerCoors LLC. In addition, Mr. Colbert currently serves on the board, including the audit committee thereof, of New Senior Investment Group Inc. (NYSE: SNR), a senior housing real estate investment trust, and on the boards of The Nasdaq Stock Market LLC and several affiliates. Mr. Colbert also serves on the board of the Hutchins Center for African & African American Research at Harvard University (since 2013). He previously served on the boards of Lorillard, Inc. from 2008 to 2015 (including as lead director from 2013 to 2015), The Hillshire Brands Company (formerly known as Sara Lee Corporation) from 2006 to 2013, Bank of America Corp. (NYSE:BAC) from 2008 to 2013, Merrill Lynch & Co., Inc. from 2006 to 2008, Stanley Black & Decker from 2003 to 2012 and The Manitowoc Company, Inc. from 2002 to 2012. He is the former chairman and current chairman emeritus of the board for the Thurgood Marshall College Fund, and the former chairman of the board for Fisk University. Mr. Colbert received Honorary Doctor of Humane Letters degrees from Fisk University in 2005 and from Kentucky State University in 2001. He holds a Bachelor of Science degree from Central Michigan University. In light of his extensive public company board and corporate governance experience and his significant operational experience including addressing logistics, plant operations and other issues common to our tenants, the board of directors believes that it is in the best interests of our company and our stockholders for Mr. Colbert to continue to serve as a director on the board of directors, subject to stockholder approval at the annual meeting.

Michelle Dilley Independent Director Committees: • Nominating and Corporate Governance

Ms. Dilley has served as the chief supply chain transformation officer at DSC Logistics, Inc., a logistics and supply chain management organization, since 2017. In this role, she leads the implementation of strategic initiatives to deliver transformation and continuous improvement performance and has responsibility for engineering, safety and security, quality, and, in collaboration with human resources, training. Previously, she served as senior vice president, operations at LaSalle Bristol, LP, a building products distributor, from 2014 to 2017, where she was accountable for supply chain operations throughout the United States and Canada. From 2009 to 2014, she served as vice president, supply chain at Ascension Health, a non-profit health system, where she led the supply chain business transformation and operational redesign. Ms. Dilley started her career at Whirlpool Corporation, where she served in a variety of roles, including general manager, global indirect goods & services sourcing from 2005 to 2009. Ms. Dilley holds a Bachelor of Arts degree from the University of Michigan. In light of her significant supply chain, finance and operational experience, including experience in the development and implementation of strategic initiatives, the board of directors believes that it is in the best interests of our company and our stockholders for Ms. Dilley to continue to serve as a director on the board of directors, subject to stockholder approval at the annual meeting.

Jeffrey D. Furber Independent Director Committees: • Compensation (Chair) • Investment

Mr. Furber serves as the chief executive officer of AEW Capital Management (“AEW”), a real estate investment management company, and the chairman of AEW Europe, where he has oversight responsibility for all of AEW’s operating business units in the United States, Europe and Asia. Mr. Furber also chairs AEW’s management committee, which is responsible for the firm’s strategic direction and for managing the firm’s resources, and is a member of the firm’s investment committees and investment policy group. Prior to joining AEW in 1997, Mr. Furber served as managing director of Winthrop Financial Associates, a wholly-owned subsidiary of Apollo Advisors, and served as president of Winthrop Management. In these capacities, he was responsible for acquisitions, asset management and capital markets activity, including the sourcing of equity and mezzanine debt investments. In addition, Mr. Furber currently serves on the board of The Howard Hughes Corporation (NYSE: HHC). Mr. Furber holds a Bachelor of Arts degree from Dartmouth College and a Master of Business Administration degree from Harvard Business School. In light of his significant leadership, corporate governance, capital markets and real estate industry experience, the board of directors believes that it is in the best interests of our company and our stockholders for Mr. Furber to continue to serve as a director on the board of directors, subject to stockholder approval at the annual meeting.

Larry T. Guillemette Lead Independent Director Committees: • Audit • Compensation

Mr. Guillemette served as chairman of the board of directors, chief executive officer and president of Amtrol Inc., a multi-national pressure vessel manufacturer (“Amtrol”), from 2006 to 2017. Mr. Guillemette also served as executive vice president and chief financial officer of Amtrol from 2000 to 2006 and as executive vice president of marketing and business development from 1998 to 2000. Prior to joining Amtrol, Mr. Guillemette served as chief executive officer and president of Balcrank Products, Inc., a manufacturer of lubrication equipment for the automotive service market and other industrial product lines from 1991 to 1998. From 1990 to 1991, he served as senior vice president and senior financial officer of The O’Connor Group, a real estate investment, management and development firm. Prior to that, from 1986 to 1990, Mr. Guillemette served as a vice president for Hampton Partners/G.M. Cypres & Co., Inc., an investment banking partnership. From 1979 to 1986, Mr. Guillemette served in various management positions with units of the Henley Group and its predecessors, including Allied-Signal, The Signal Companies and Wheelabrator-Frye. Mr. Guillemette holds a Bachelor of Arts degree from Dartmouth College and a Master of Business Administration degree from the Tuck School of Business at Dartmouth. In light of his extensive leadership experience through his senior officer and director positions and his accounting and real estate experience, the board of directors believes that it is in the best interests of our company and our stockholders for Mr. Guillemette to continue to serve as a director on the board of directors, subject to stockholder approval at the annual meeting.

Francis X. Jacoby III Independent Director Committees: • Audit • Investment • Nominating and Corporate Governance

Since 2016, and from 1995 to 2001, Mr. Jacoby has served as executive vice president and chief financial officer of Leggat McCall Properties, LLC, a real estate development company. From 2013 to 2016, Mr. Jacoby served as an independent consultant providing real estate finance, development and disposition related services. From 2008 to 2013, he served as president of Kensington Investment Company, Inc., the wealth management office for a family that owns travel-related businesses and passenger ships and makes investments in real estate, private equity and venture capital. In addition, in 2012, Mr. Jacoby served as the chief financial officer of Grand Circle Corporation, an affiliate of Kensington Investment Company, Inc. From 2001 to 2008, Mr. Jacoby served as the senior vice president and chief financial officer for GID Investment Advisers LLC, a family wealth management office whose primary focus is developing, acquiring and managing apartment communities, suburban office properties and flex industrial business parks throughout the United States for its own account and for joint ventures with institutional investors. From 1983 to 1995, Mr. Jacoby held a variety of senior management positions in the acquisitions, asset management and finance departments of Winthrop Financial Associates, a real estate investment company which owned and managed multiple property types. Mr. Jacoby holds a Bachelor of Arts degree from Dartmouth College and a Master of Business Administration degree from Boston University. In light of his extensive investment and capital markets experience and his significant financial and real estate investment experience, including structuring, negotiating and closing complex transactions, the board of directors believes that it is in the best interests of our company and our stockholders for Mr. Jacoby to continue to serve as a director on the board of directors, subject to stockholder approval at the annual meeting.

Christopher P. Marr Independent Director Committees: • Audit • Nominating and Corporate Governance (Chair)

Mr. Marr has served as chief executive officer and member of the board of trustees of CubeSmart (NYSE: CUBE), a real estate company that acquires, owns, operates and develops self-storage facilities in the United States, since 2014 and as president of CubeSmart since 2008. Previously, he served as chief operating officer of CubeSmart from 2012 to 2014 and as chief financial officer from June 2006 to November 2008 and as treasurer from 2006 to 2012. From 2002 to 2006, Mr. Marr served as senior vice president and chief financial officer of Brandywine Realty Trust (NYSE: BDN), an office real estate investment trust. Prior to joining Brandywine Realty Trust, Mr. Marr served as chief financial officer of Storage USA, Inc., a publicly-traded self-storage real estate investment trust, from 1998 to 2002. Mr. Marr holds a Bachelor of Arts degree from Loyola University. In light of his public company leadership, financial reporting and operations experience as the executive officer of two publicly-traded real estate investment trusts, the board of directors believes that it is in the best interests of our company and our stockholders for Mr. Marr to continue to serve as a director on the board of directors, subject to stockholder approval at the annual meeting.

Hans S. Weger Independent Director Committees: • Audit (Chair) • Compensation • Investment

Mr. Weger served as chief financial officer of Focus Brands Inc., the franchisor and operator of restaurants and cafes in the United States, Puerto Rico and 63 foreign countries, from 2014 to 2016. From 2012 to 2014, Mr. Weger served as chief financial officer of Outrigger Enterprises Group, a privately-held leisure lodging and hospitality company. From 1998 to 2011, Mr. Weger served as chief financial officer, executive vice president and treasurer of LaSalle Hotel Properties (NYSE: LHO), a real estate investment trust focused on the acquisition, ownership, redevelopment and leasing of primarily upscale and luxury full-service hotels. In addition, Mr. Weger served as secretary of LaSalle Hotel Properties from 1999 to 2011. Mr. Weger was responsible for all of the company’s financial, accounting, human resources and information technology activities. Prior to joining LaSalle Hotel Properties, Mr. Weger served as vice president and treasurer for La Quinta Inns, Inc. where he was responsible for all financing activities. From 1992 until 1997, Mr. Weger served in various management roles with Harrah’s Entertainment, Inc. where he was responsible for strategic planning, mergers and acquisitions and project financing. Mr. Weger holds a Bachelor of Science degree from the University of Southern Mississippi and a Master of Business Administration degree from the University of Chicago. In light of his real estate and real estate financing knowledge and his financial reporting and operations experience as the chief financial officer of a publicly-traded real estate investment trust and a privately held company, the board of directors believes that it is in the best interests of our company and our stockholders for Mr. Weger to continue to serve as a director on the board of directors, subject to stockholder approval at the annual meeting.

Biographical Information Regarding Executive Officers Who Are Not Directors

The biographical descriptions below set forth certain information with respect to each of our executive officers other than Mr. Butcher, whose information appears above.

William R. Crooker Executive Vice President, Chief Financial Officer and Treasurer Age: 38

Mr. Crooker has served as our chief financial officer, executive vice president and treasurer since 2016. Previously, Mr. Crooker served as our chief accounting officer from 2011 to 2016 and senior vice president of capital markets from 2015 to 2016. Prior to the formation of our company, Mr. Crooker served as chief accounting officer for STAG Capital Partners, LLC from 2010 to 2011, where he was responsible for the company’s accounting, tax, and financial reporting. From 2002 to 2010, Mr. Crooker worked for KPMG LLP in its real estate practice, focusing primarily on publicly-traded real estate investment trusts. He held various positions with KPMG LLP, including most recently as senior manager. Mr. Crooker is a certified public accountant and received his Bachelor of Science degree from Bentley University.

Stephen C. Mecke Executive Vice President and Chief Operating Officer Age: 55

Mr. Mecke has served as our chief operating officer and executive vice president since 2011. Prior to the formation of our company, Mr. Mecke served as chief investment officer for STAG Capital Partners, LLC and STAG Capital Partners III, LLC from 2004 to 2011, where he was responsible for all asset acquisition and asset management activities. Prior to joining our predecessor business, Mr. Mecke ran the acquisitions groups for M|P|A, a private real estate fund that represented a large east coast endowment fund, from 2001 to 2004. Mr. Mecke also worked at Meditrust Corporation, a publicly-traded real estate investment trust, as vice president of acquisitions and various other positions from 1992 to 2000. Mr. Mecke holds a Bachelor of Arts degree from Hobart College and a Master of Business Administration degree from Northeastern University.

Jeffrey M. Sullivan Executive Vice President, General Counsel and Secretary Age: 49

Mr. Sullivan has served as our executive vice president, general counsel and secretary since 2015. From 2012 to 2014, Mr. Sullivan was a partner in the corporate group of Hunton & Williams LLP, and from 2005 to 2012, Mr. Sullivan was a partner in the finance group of DLA Piper LLP (US). Before joining DLA Piper LLP (US), Mr. Sullivan was an associate and then partner in the corporate transactions and securities group of Alston & Bird LLP from 1998 to 2005. While in private practice, Mr. Sullivan focused on securities law, mergers and acquisitions, corporate governance matters and general corporate law, primarily involving real estate investment trusts and other real estate companies, private equity funds and underwriters. Mr. Sullivan holds a Bachelor of Arts degree from University of North Carolina at Chapel Hill and a Juris Doctor degree from Vanderbilt University Law School.

David G. King Executive Vice President and Director of Real Estate Operations Age: 50

Mr. King has served as our executive vice president and director of real estate operations since 2011. Prior to the formation of our company, Mr. King served as a managing director for STAG Capital Partners, LLC and STAG Capital Partners III, LLC from 2005 to 2011, where he was responsible for portfolio management for the company. From 1997 to 2005, Mr. King worked for AMB Property Corporation, a publicly-traded real estate investment trust, as regional management officer, where he had primary responsibility for leasing, management, development, acquisition sourcing and dispositions of the firm’s industrial and office portfolios in the Mid-Atlantic region and in various other positions. Mr. King holds a Bachelor of Arts degree from the University of Vermont and a Master of Public Administration degree from Indiana University.

Peter S. Fearey Executive Vice President and Chief Technology Officer Age: 49

Mr. Fearey has served as our executive vice president and chief technology officer since 2016. From 2015 to 2016, Mr. Fearey served as our vice president and then senior vice president of information technology. From 2014 to 2015, Mr. Fearey was an independent contractor for the company, advising on and building custom business applications. From 2010 until 2014, Mr. Fearey served as director of technology and then director of innovation for Fay School, a private school in Massachusetts. From 2003 until 2010, Mr. Fearey worked for Intuit Inc., the maker of Quicken, TurboTax and QuickBooks, as an engineering manager and then as a business leader directing a team of sales, marketing and support professionals focused on Intuit’s QuickBase product. From 1991 until 2003, Mr. Fearey worked in a variety of positions at different technology companies, including as a quality assurance manager at Apple Computer, Inc. Mr. Fearey holds a Bachelor of Science degree from Dartmouth College.

BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our business is managed through the oversight and direction of the board of directors.  A majority of the board of directors is “independent,” as determined by the board of directors, consistent with the rules of the NYSE.  The one member of the board of directors who is not independent is our chief executive officer.

Board Meetings and Executive Sessions

Our directors stay informed about our business by attending meetings of the board of directors and its committees and through supplemental reports and communications.  In 2017, the board of directors held five meetings and each director attended at least 75% of the aggregate of the board meetings and his or her respective committee meetings.  The board of directors does not have a policy with respect to directors’ attendance at annual meetings of stockholders.  Nevertheless, all of our directors attended the 2017 annual meeting of stockholders.

As required by the NYSE rules, the independent directors of our board regularly meet in executive session, without the presence of management or non-independent directors.  Generally, these executive sessions follow after each quarterly meeting.  In 2017, the independent directors of the board and the audit, the compensation and the nominating and corporate governance committees met in executive session without management present at least four times at each quarterly meeting.  Our lead independent director presides over such independent, non-management sessions of the board.  Executive sessions of the audit, the compensation and the nominating and corporate governance committees are presided over by the respective chairperson of each committee.

Director Independence

Under the enhanced corporate governance standards of the NYSE, at least a majority of our directors, and all of the members of the audit committee, compensation committee and nominating and corporate governance committee, must meet the test of “independence.”  The NYSE standards provide that, to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company).  The board of directors considered a relationship between an affiliate of the company and one of the directors and determined that the relationship does not affect the director’s independence.  The board of directors has affirmatively determined that each of Ms. Dilley and Messrs. Colbert, Furber, Guillemette, Jacoby, Marr and Weger satisfies the bright-line independence criteria of the NYSE and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the board of directors.  Therefore, we believe that all of these directors, who constitute a majority of the board of directors, are independent under the NYSE rules.

We have implemented procedures for interested parties, including stockholders, to communicate directly with our independent directors.  We believe that providing a method for interested parties to communicate directly with our independent directors, rather than with the full board of directors, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments.  See “Corporate Governance Principles and Board Matters—Other Corporate Governance Matters—Communication with the Board of Directors, Independent Directors and the Audit Committee.”

Board Committees

The board of directors has established an investment committee, an audit committee, a compensation committee and a nominating and corporate governance committee and has adopted a written charter for each of these committees.  Each of the audit committee, compensation committee and nominating and corporate governance committee is composed exclusively of independent directors, as required by and defined in the rules and listing qualifications of the NYSE and, with respect to the members of the audit committee, Rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Moreover, the compensation committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the

Exchange Act, non-employee directors and will qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The board of directors may from time to time establish other committees to facilitate the management of our company.  Matters put to a vote at any one of our four committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee.

Director	Investment Committee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Benjamin S. Butcher	Chair
Virgis W. Colbert			✓	✓
Michelle Dilley				✓
Jeffrey D. Furber	✓		Chair
Larry T. Guillemette		✓	✓
Francis X. Jacoby III	✓	✓		✓
Christopher P. Marr		✓		Chair
Hans S. Weger	✓	Chair	✓
Meetings Held in 2017	1	4	6	4

Investment Committee

The board of directors has established an investment committee, which is composed of four of our directors, at least three of whom must be independent directors.  The investment committee’s primary function is to review, evaluate and ultimately vote to approve all acquisitions or dispositions individually more than $50 million and up to $100 million and all development and redevelopment projects with an individual cost of more than $10 million and up to $100 million.  Proposed acquisitions, dispositions and development or redevelopment projects individually in excess of $100 million require approval by the board of directors.  The board of directors, in its discretion, may change the investment committee’s authority to approve acquisitions or dispositions from time to time, including the dollar thresholds.

The investment committee has adopted a written charter which outlines certain specified responsibilities of the investment committee.  A copy of the investment committee charter is available under “Corporate Governance” in the “Investor Relations” section of our website at www.stagindustrial.com.

Audit Committee

The board of directors has established an audit committee, which is composed exclusively of independent directors.  Each member of the audit committee qualifies as an audit committee financial expert, as that term is defined by the SEC, and is financially literate and able to read and understand fundamental financial statements.  The audit committee assists the board in overseeing, among other things:

•                  our system of internal controls;

•                  our accounting and financial reporting processes;

•                  the integrity and audits of our consolidated financial statements;

•                  our compliance with legal and regulatory requirements;

•                  the qualifications and independence of our independent auditors; and

•                  the performance of our independent auditors and any internal auditors.

The audit committee also is responsible for engaging independent public accountants, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.  The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

The audit committee has adopted a written charter which outlines certain specified responsibilities of the audit committee and complies with the rules of the SEC and the NYSE.  A copy of the audit committee charter is available under “Corporate Governance” in the “Investor Relations” section of our website at www.stagindustrial.com.

Compensation Committee

The board of directors has established a compensation committee, which is composed exclusively of independent directors.  The principal functions of the compensation committee are to:

•                  evaluate the performance and compensation of our chief executive officer;

•                  review and approve the compensation and benefits of our executive officers and members of the board of directors;

•                  administer our 2011 Equity Incentive Plan, as amended (the “2011 Equity Incentive Plan”), as well as any other compensation, stock option, stock purchase, incentive or other benefit plans; and

•                  produce an annual report on executive compensation for inclusion in our proxy statement after reviewing our compensation discussion and analysis.

Our compensation committee is primarily responsible for establishing and implementing our compensation program and policies.  To fulfill its responsibilities, the compensation committee may engage, oversee and provide appropriate funding for advisors and consultants to advise the committee on executive compensation matters.

The compensation committee has adopted a written charter which outlines certain specified responsibilities of the compensation committee and complies with the rules of the SEC and the NYSE.  A copy of the compensation committee charter is available under “Corporate Governance” in the “Investor Relations” section of our website at www.stagindustrial.com.

Nominating and Corporate Governance Committee

The board of directors has established a nominating and corporate governance committee, which is composed exclusively of independent directors.  The principal functions of the nominating and corporate governance committee include:

•                  seeking, considering and recommending to the full board of directors qualified candidates for election as directors;

•                  recommending a slate of nominees for election as directors at the annual meeting of stockholders;

•                  periodically preparing and submitting to the board for adoption the committee’s selection criteria for director nominees;

•                  reviewing and making recommendations on matters involving general operation of the board and our corporate governance;

•                  annually recommending to the board nominees for each committee of the board; and

•                  annually facilitating the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board.

The nominating and corporate governance committee has adopted a written charter which outlines certain specified responsibilities of the nominating and corporate governance committee and complies with the rules of the SEC and the NYSE.  A copy of the nominating and corporate governance committee charter is available under “Corporate Governance” in the “Investor Relations” section of our website at www.stagindustrial.com.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has been employed by us.  None of our executive officers currently serves, or in the past three years has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on the board of directors or compensation committee.  No member of the compensation committee has any other business relationship or affiliation with us other than his or her service as a director.

Board Compensation for 2017

In 2017, we paid an annual cash fee of $50,000 to each of our non-management directors for services as a director, as well as an annual grant of equity with a value of approximately $65,000 at the time of grant.  We pay an additional annual cash fee of $15,000 to the lead independent director, an additional annual cash fee of $15,000 to the chair of the audit committee, an additional annual cash fee of $10,000 to the chair of the compensation committee and an additional annual cash fee of $7,500 to the chair of the nominating and corporate governance committee and any other committee of the board of directors.  All members of the board of directors are reimbursed for their costs and expenses in attending our board meetings.  Our directors have the option to receive fees in shares of common stock rather than in cash.  The value of such shares of common stock is based on the 10-day average of the closing price of our common stock determined three days prior to the quarterly fee payment date.  All of our independent directors elected to receive shares of our common stock in lieu of cash for payment of the fees payable to them in 2017.  If a director is also one of our officers, we will not pay any compensation for services rendered as a director.

As mentioned above, we grant annual equity awards to our non-management directors, and in January 2017, each received an annual grant of 2,806 LTIP units.  In addition, any non-management director who joins the board of directors in the future receives an initial grant of LTIP units upon the commencement of his or her service.  The LTIP units granted annually vest on January 1 of the following year, subject to the recipient’s continued service as a director.  LTIP units can be converted to common units of our operating partnership, STAG Industrial Operating Partnership, L.P. (our “operating partnership”), on a one-for-one basis once a material equity transaction has occurred that results in the accretion of the member’s capital account to the economic equivalent of the common unit.

The board of directors (or a duly formed committee thereof) may revise our non-management directors’ compensation in its discretion.

The following table summarizes the compensation that we paid to our non-management directors in 2017:

2017 Director Compensation Table

Name	Fees Earned(2)	Stock Awards(3)(4)	Total
Virgis W. Colbert	$50,000	$64,987	$114,987
Michelle Dilley(1)	$—	$—	$—
Jeffrey D. Furber	$60,000	$64,987	$124,987
Larry T. Guillemette	$65,000	$64,987	$129,987
Francis X. Jacoby III	$50,000	$64,987	$114,987
Christopher P. Marr	$57,500	$64,987	$122,487
Hans S. Weger	$65,000	$64,987	$129,987

(1)                                 Ms. Dilley was appointed to the board of directors on March 12, 2018.  As of March 12, 2018, Ms. Dilley held 3,930 unvested LTIP units.

(2)                                 All of our independent directors elected to receive shares of our common stock in lieu of cash for payment of the fees payable to them for their service in 2017.  The aggregate numbers of shares of common stock earned by the independent directors for their service in 2017 were as follows: Mr. Colbert, 1,865; Mr. Furber, 2,238; Mr. Guillemette, 2,424; Mr. Jacoby, 1,865; Mr. Marr, 2,144; and Mr. Weger, 2,424.  These shares were issued based on the calculation previously disclosed in this proxy statement and are not indicative of the fair market value on the date the members received the shares.

(3)                                 As of December 31, 2017, the aggregate number of unvested LTIP units held by each independent director was as follows: Mr. Colbert, 3,586; Mr. Furber, 3,482; Mr. Guillemette, 3,482; Mr. Jacoby, 3,482; Mr. Marr, 3,482; and Mr. Weger, 3,482.  As of December 31, 2017, the aggregate number of LTIP units held by each independent director was as follows: Mr. Colbert, 13,098; Mr. Furber, 28,239; Mr. Guillemette, 28,239; Mr. Jacoby, 28,239; Mr. Marr, 20,829; and Mr. Weger, 28,239.

(4)                                 Represents 2,806 LTIP units granted to each of Messrs. Colbert, Furber, Guillemette, Jacoby, Marr and Weger pursuant to the 2011 Equity Incentive Plan on January 6, 2017.  The dollar value is computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC Topic 718”).  See Note 7 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2017, for a discussion of our accounting of LTIP units and the assumptions used.  The grant date fair value of each award was $23.16 per LTIP unit.

Board Compensation for 2018

In 2017, the compensation committee engaged FPL Associates, L.P. (“FPL”) to evaluate the structure and competitiveness of our non-management director compensation and recommend changes, as appropriate.  Based on this review, effective for 2018 and later, the compensation committee recommended and the board approved an increase in the annual grant of equity to non-management directors to a grant with a value of approximately $90,000 at the time of grant.  The other components of the non-management director compensation program remained unchanged.  The annual equity grant had remained at $65,000 for the prior four years (2014 to 2017).

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Snapshot of Corporate Governance Practices

The table below presents a snapshot of other corporate governance policies.

Annual election of directors	Yes
Majority voting standard for the election of directors	Yes
Regular executive sessions of independent directors	Yes
Annual board and committee self-evaluations, assisted by outside counsel	Yes
Code of business conduct and ethics for employees and directors	Yes
Stock ownership guidelines for executive officers	Yes
Stock ownership guidelines for directors	Yes
Anti-hedging and anti-pledging policies	Yes
No stockholder rights plan without stockholder approval or ratification	Yes

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders.  Notable features of our corporate governance structure include the following:

•                  the board of directors is not staggered; instead, each of our directors is subject to re-election annually;

•                  we have a majority voting standard for the election of directors;

•                  all of the members of the board of directors, except for our chief executive officer, are independent of the company and management;

•                  all of the members of our audit committee qualify as an “audit committee financial expert” as defined by the SEC;

•                  we opted out of the control share acquisition statute and the business combination provisions in the Maryland General Corporation Law (“MGCL”) and we may not opt back in to these provisions without stockholder approval;

•                  we do not have a stockholder rights plan (i.e., “poison pill”) and do not intend to adopt a stockholder rights plan unless our stockholders approve in advance the adoption of a plan or, if the board of directors adopts a plan for our company, we submit the stockholder rights plan to our stockholders for a ratification vote within 12 months of adoption, without which the plan will terminate;

•                  the nominating and corporate governance committee evaluates annually the effectiveness of the board as a whole, each committee and each individual director, and the committee engages outside counsel to conduct individual interviews of the directors to assist the committee in its evaluations, which are designed, among other matters, to identify areas in which the board would be better served by adding new members with different skills, backgrounds or experience;

•                  we have stock ownership guidelines for our non-management members of our board of directors and our executive officers;

•                  we have a lead independent director whose authority and responsibilities are described below under “—Board Leadership;” and

•                  our insider trading policy prohibits our directors and all of our officers and other employees from engaging in any hedging transactions with respect to our securities, and from pledging our securities as collateral for a loan or otherwise using our securities to secure debt.

Board Leadership

The board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management.  The board understands that there is no single, generally accepted approach to providing board leadership and the right board leadership structure may vary as circumstances warrant.  Consistent with this understanding, our independent directors consider the board’s leadership structure on an annual basis.

The board of directors annually will elect a chairman of the board, who may or may not be the chief executive officer of our company.  Since our formation in 2010, Mr. Butcher has served as our chairman of the board and chief executive officer.  Mr. Butcher is involved in both our day-to-day operations and the strategic decision making at the board level.  Based on its most recent review of our leadership structure and the needs of the company, the board continues to believe that having Mr. Butcher serving in these positions is optimal for us because it provides our company with strong, effective and consistent leadership.

If the chairman of the board and chief executive officer are the same person, our board of directors will annually elect a non-management and independent director to serve in a lead capacity to coordinate the activities of the other non-management and independent directors, and to perform any other duties and responsibilities that the board of directors may determine.  Although annually elected, it is generally expected that he or she will serve for more than one year.  Mr. Guillemette has served as our lead independent director since 2015.  The responsibilities of the lead independent director include (i) serving as liaison between the chairman and the independent directors, (ii) reviewing the type of information sent to the board, (iii) reviewing, in consultation with the chairman and others, agendas and board meeting schedules to determine whether sufficient time is allocated to agenda items, and (iv) wielding the authority to call meetings of the independent directors.

In considering its leadership structure, the board has taken a number of factors into account.  The board, which consists of a majority of independent directors, exercises a strong, independent oversight function.  This oversight function is enhanced by the audit, compensation and nominating and corporate governance committees being comprised entirely of independent directors.  A number of board and committee processes and procedures, including regular executive sessions of independent directors and a regular review of our executive officers’ performance, provide substantial independent oversight of our management’s performance.  Finally, under our bylaws and corporate governance guidelines, the board has the ability to change its structure, should that be deemed appropriate and in the best interest of our company and our stockholders.  The board believes that these factors provide the appropriate balance between the authority of those who oversee our company and those who manage it on a day-to-day basis.

The chairman of the board presides at all meetings of the stockholders and of the board as a whole.  The chairman performs such other duties, and exercises such powers, as from time to time shall be prescribed in our bylaws or by the board of directors.

Our lead independent director presides at all meetings of our board of directors where the chairman is not present, including executive sessions of the independent directors.

Self-Evaluation and Nomination of Directors

The nominating and corporate governance committee evaluates annually the effectiveness of the board as a whole, of each of our committees and of each individual director.  We also engage outside counsel to conduct one-on-one interviews of each director to assist the committee in its evaluations, which are designed, among other matters, to identify any areas in which the board would be better served by adding new members with different skills, backgrounds or areas of experience.  We believe using outside counsel fosters candor, facilitates participation in the evaluation process and enables individual assessments of each director.

Before each annual meeting of stockholders, the nominating and corporate governance committee considers the nomination of all directors whose terms expire at the next annual meeting of stockholders and also considers new candidates whenever there is a vacancy on the board or whenever a vacancy is anticipated due to a change in the size or composition of the board, a retirement of a director or for any other reasons.  In addition to considering incumbent directors, the nominating and corporate governance committee may identify director candidates based on recommendations from the directors and executive officers.  In 2017, the committee engaged a search firm to help identify an eighth director and bring gender diversity to the board.  The committee may in the future again engage the services of third-party search firms to assist in identifying or evaluating director candidates.

The board of directors considers director candidates based on a number of factors including:

•                  whether the board member will be “independent,” as such term is defined by the NYSE listing standards;

•                  whether the candidate possesses the highest personal and professional ethics, integrity and values;

•                  whether the candidate has demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment;

•                  whether the candidate has experience in areas important to the operations of our company;

•                  whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment; and

•                  whether the candidate provides a diversity of viewpoints, background, experience and demographics as compared the current members of the board.

Candidates also are evaluated based on their understanding of our business and willingness to devote adequate time to carrying out their duties.  The nominating and corporate governance committee monitors the mix of skills, experience and background to assure that the board has the necessary composition to effectively perform its oversight function.  As noted above, diversity characteristics of a candidate are one of several factors considered by the committee when evaluating director candidates and were an important focus in the board’s recent search for an eighth director.  In general, a candidate will neither be included nor excluded from consideration solely based on his or her diversity traits.  The nominating and corporate governance committee conducts regular reviews of current directors in light of the considerations described above and their past contributions to the board of directors.  The board reviews the effectiveness of its director candidate nominating policies annually.

The nominating and corporate governance committee will consider appropriate nominees for directors whose names are submitted in writing by a stockholder of our company.  Director candidates submitted by our stockholders will be evaluated by the nominating and corporate governance committee on the same basis as any other director candidates.  We did not receive any nominations of directors by stockholders for the 2018 annual meeting.

Nominations must be addressed to STAG Industrial, Inc., One Federal Street, 23rd Floor, Boston, Massachusetts, 02110, Attention: Jeffrey M. Sullivan, Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as director, if elected.  To be considered for the next annual election of directors, any such written request must comply with the requirements set forth in our bylaws and below under “Other Matters—Stockholder Proposals.”

Director Resignation Policy

In February 2018, the board of directors amended and restated our bylaws to implement a majority voting standard in uncontested election of directors, retaining the plurality standard for elections in which the number of director nominees exceeds the number of directors to be elected. Subject to the provisions of our charter related to preferred stock directors, pursuant to our bylaws, director nominees in uncontested elections of directors will be elected by the vote of a majority of the votes cast with respect to the director, which means that the number of votes cast for a director must exceed the number of votes cast against the director.

In connection with the adoption of the amended and restated bylaws, the board of directors also updated our corporate governance guidelines to require incumbent director nominees who fail to receive a majority of the votes cast to submit promptly a written offer to resign from the board of directors. The nominating and corporate governance committee will make a recommendation to the board of directors on whether to accept or reject the resignation. Taking into account the recommendation of the nominating and corporate governance committee, the board of directors will determine whether to accept or reject any such resignation within 90 days after the certification of the voting results, and we will report such decision in a current report on Form 8-K furnished to the SEC.  A copy of our corporate governance guidelines is available under “Corporate Governance” in the “Investor Relations” section of our website at www.stagindustrial.com.

Role of the Board in Risk Oversight

One of the key functions of the board of directors is informed oversight of our risk management process.  The board of directors administers this oversight function directly, with support from the audit committee, the compensation committee and the nominating and corporate governance committee, each of which addresses risks specific to their respective areas of oversight.  In particular, the audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.  The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function.  The compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.  The nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

Stock Ownership Guidelines

We have adopted stock ownership guidelines that apply to all our executive officers. The stock ownership guidelines require that the chief executive officer and president own qualified securities equal to six times his or her annual base salary and the chief financial officer, chief operating officer and other executive officers own qualified securities equal to three times his or her annual base salary.  Qualified securities include the company’s common stock, preferred stock, common units and LTIP units, whether owned directly or indirectly.  Newly appointed executive officers will have up to five years to comply with the stock ownership guidelines.  All of our executive officers are in compliance with the stock ownership guidelines.

In addition, we have adopted stock ownership guidelines that apply to all non-management members of the board of directors.  The stock ownership guidelines require that the non-management members own qualified securities equal to five times their annual cash retainer.  Qualified securities include the company’s common stock, preferred stock, common units and LTIP units, whether owned directly or indirectly.  Newly appointed non-management members of the board of directors have up to five years to comply with the stock ownership guidelines.  All of our non-management members of the board of directors are in compliance with our stock ownership guidelines.

Prohibition Against Hedging and Pledging

Our insider trading policy prohibits our officers, directors and employees and their respective family members from, among other prohibited activities, directly or indirectly engaging in short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of insider trading laws.  The insider trading policy prohibits our officers, directors and employees and their respective family members from, among other prohibited activities, (i) directly or indirectly engaging in strategies using puts, calls, equity swaps or other derivative securities on an exchange or in any other market in order to hedge or offset any decreases in the market value of any directly or indirectly owned securities of the company; (ii) engaging in short sale transactions or forward sale transactions or any short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of insider trading laws; and (iii) pledging our securities as collateral for a loan or otherwise using our securities to secure a debt, including through the use of traditional margin accounts with a broker.

Other Corporate Governance Matters

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a code of business conduct and ethics and corporate governance guidelines that apply to all our executive officers, employees and each member of the board of directors.  Within the time period required by the SEC, we will disclose on our website any amendment to the code of business conduct and ethics and any waiver applicable to any director, executive officer or senior financial officer of any provision of the code of business conduct and ethics that would otherwise be required to be disclosed under the rules of the SEC or NYSE.

Copies of the code of business conduct and ethics and corporate governance guidelines are available under “Corporate Governance” in the “Investor Relations” section of our website at www.stagindustrial.com.  Copies of such documents are also available in print to any stockholder who requests them.  Requests should be sent STAG Industrial, Inc., One Federal Street, 23rd Floor, Boston, Massachusetts, 02110, Attention: Jeffrey M. Sullivan, Corporate Secretary.

Related Party Transactions

The board of directors has adopted a policy for the review and approval of related person transactions requiring disclosure under Rule 404(a) of Regulation S-K.  The policy provides that the nominating and corporate governance committee is responsible for reviewing and approving or disapproving all related party transactions, including any transaction, arrangement or relationship in which (i) the amount involved may be expected to exceed $120,000 in any fiscal year, (ii) we will be a participant and (iii) a related person has a direct or indirect material interest.  A related person is defined as an executive officer, director or nominee for election as director, or a greater than 5% beneficial owner of our common stock, or an immediate family member of the foregoing.  See “Certain Relationships and Related Party Transactions.”

Conflicts of Interests

Our code of business conduct and ethics expressly prohibits the continuation of any conflict of interest by an employee, officer or director except under guidelines approved by the board of directors.  Our policies provide that any transaction involving us in which any of our directors or officers has a material interest must be approved by a vote of a majority of our disinterested directors.  Our code of business conduct and ethics requires any employee, officer or director to report any actual conflict of interest to our compliance officer, who will then seek guidance from the board of directors.  In addition, our corporate governance guidelines require that each member of the board of directors consult the chairman of the board in advance of accepting an invitation to serve on another company’s board should there be a possible conflict and notify the nominating and corporate governance committee in writing of the outcome.  Because the facts and circumstances regarding potential conflicts are difficult to predict, the board of directors has not adopted a written policy for evaluating conflicts of interests.  If a conflict of interest arises, the board will review, among other things, the facts and circumstances of the conflict, our applicable corporate governance policies, the effects of any potential waivers of those policies, applicable state law, and the NYSE continued listing rules and regulations, and will consider the advice of counsel before making any decisions regarding the conflict.

Communication with the Board of Directors, Independent Directors and the Audit Committee

The board of directors may be contacted by any party via mail or e-mail at the addresses listed below:

Board of Directors

STAG Industrial, Inc.

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

boardofdirectors@stagindustrial.com

We believe that providing a method for interested parties to communicate directly with our independent directors, rather than to the full board, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments.  The presiding director of independent executive sessions of directors is the lead independent director, and the lead independent director may be contacted by any party via mail or e-mail at the addresses listed below:

Lead Independent Director

STAG Industrial, Inc.

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

leadindependentdirector@stagindustrial.com

The audit committee has adopted a process for anyone to send communications to the audit committee with concerns or complaints concerning our company’s regulatory compliance, accounting, audit or internal controls issues.  The audit committee may be contacted by any party via mail or e-mail at the addresses listed below:

Chairman

Audit Committee

STAG Industrial, Inc.

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

auditcommittee@stagindustrial.com

Alternatively, anyone may call our toll-free whistleblower hotline toll-free at (877) 472-2110.  A copy of our whistleblower policy is available under “Corporate Governance” in the “Investor Relations” section of our website at www.stagindustrial.com.

Relevant communications are distributed to the board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys.  In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside director upon request.

EXECUTIVE OFFICER COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The executive officers named in the “Summary Compensation Table” for 2017 are Benjamin S. Butcher, our chief executive officer, president and chairman of the board of directors; William R. Crooker, our executive vice president, chief financial officer and treasurer; Stephen C. Mecke, our executive vice president and chief operating officer; Jeffrey M. Sullivan, our executive vice president, general counsel and secretary; and David G. King, our executive vice president and director of real estate operations (collectively, the “named executive officers”).  The compensation committee is responsible for establishing our executive officer compensation program.  The program sets the structure and levels of executive officer compensation and establishes the performance-based metrics and individual goals against which the officers’ performances are evaluated by the compensation committee.  In establishing its executive compensation program, the compensation committee considered, among other things, analyses prepared by and the advice of FPL, an independent compensation consultant engaged by the compensation committee.

The principles underlying the key elements of our executive compensation program and factors relevant to an analysis of the compensation program are discussed below.  The key elements are designed to be flexible and complementary and to serve, collectively, the objectives of our executive compensation program.

Below are certain features of our current executive compensation program, which reflect our commitment to a pay-for-performance compensation structure:

•                  A substantial majority of executive officer pay is tied to our performance and not guaranteed.  The compensation committee sets clear goals for company performance and differentiates certain elements of compensation based on individual achievement.

•                  Two of the primary components of our executive compensation program are annual cash incentive bonuses and long-term equity awards, which consist of up to one half of grant date value in LTIP units subject to multi-year vesting and one half or more of grant date value in performance units.

•                        Annual cash incentive bonuses — The annual cash incentive bonuses vary according to performance and are not guaranteed.

•                        LTIP units — In the absence of stock price appreciation, LTIP units will not have value beyond distributions actually paid.  Unlike common stock, LTIP units lack an immediate liquidation value upon grant.

•                        Performance units — The ultimate value of the performance units depends on our TSR (as defined below) over a three-year period compared to both relative return (TSR vs. three benchmarks) and, as a condition for higher levels of value, an absolute return.  The performance units are intended as an additional long-term incentive designed to align the executive officers’ interests more closely with those of the stockholders.

•                  Our heavy reliance on corporate performance as a performance metric reflects the committee’s belief that the company should require a uniform commitment to corporate success from all of its senior officers, irrespective of their office.  A relatively small portion of pay is not dependent on company performance.  Annual base salaries for our executive officers are intended to be 25% or less of total compensation.

•                  The ability to measure the company’s performance against sensible standards is essential, and the committee considers the comparison of the company’s total stockholder return, defined as common stock price appreciation plus dividends, assuming reinvestment of dividends into additional shares of common stock  (“TSR”), to the TSR of our peers to be the best indicator of performance.

•                  We measure performance against multiple indices to avoid the risk of poor correlation of performance and reward that is inherent in reliance on a single peer index.

Below are additional features of our current executive compensation practices — both the practices we believe drive performance and the practices we have not implemented because we do not believe they would serve the stockholders’ long-term interests:

What We Do	What We Don’t Do

✓  We tie pay to performance by linking a meaningful portion of total compensation to the achievement of short- and long-term financial goals (primarily through relative TSR).

✓  We mitigate undue risk, including utilizing retention provisions, multiple performance targets, and robust board and management processes to identify risk.

✓  The 2011 Equity Incentive Plan generally requires a minimum vesting period for stock options and stock appreciation rights.

✓  We have reasonable post-employment and change of control provisions. Our employment agreements with the named executive officers generally provide for cash payments after a change of control only if an employee is also terminated within one year of the change of control (a double-trigger).

✓  We provide only modest perquisites that have a sound benefit to our business.

✓  The compensation committee benefits from its utilization of an independent compensation consulting firm. The reports prepared by the compensation consulting firm are used by the compensation committee to set executive compensation at levels that are competitive with our peers.

✓  We adopted stock ownership guidelines for executive officers and directors.

✘  We do not guarantee annual base salary increases. We do not guarantee bonuses of a minimum specific dollar amount. We do not provide uncapped bonuses.

✘  We do not believe the executive compensation program creates risks that are reasonably likely to pose a material adverse impact to our company.

✘  The 2011 Equity Incentive Plan prohibits recycling of stock options and stock appreciation rights.

✘  We do not reprice underwater stock options.

✘  Our employment agreements with the executive officers do not include tax gross-up provisions with respect to payments contingent upon a change of control.

✘  The named executive officers do not receive dividends on unearned performance awards.

✘  We do not have pension plans.

✘  The independent compensation consulting firm did not provide any other services to us.

✘  Our insider trading policy prohibits hedging and pledging of our common stock by executive officers and directors.

Executive Compensation Program Goals and Objectives

The compensation committee’s overarching goal is to attract and maintain an excellent executive management team that enhances stockholder value over the long term.  The executive compensation program is, therefore, designed to provide substantial incentives to focus executive management’s efforts accordingly.  The compensation program also is designed to encourage and reward executives who contribute to TSR by successfully executing the company’s business strategy, providing thoughtful and creative stewardship and exhibiting outstanding performance. Specific objectives of the compensation program are to:

•                  align the interests of executive officers with the interests of stockholders;

•                  encourage and maintain a performance-driven company culture;

•                  provide the compensation committee with the flexibility and discretion to reflect appropriately both individual circumstances and variable business conditions; and

•                  attract and retain talented and experienced officers.

Consistent with these objectives, executive compensation is heavily weighted toward (i) TSR-based metrics for bonuses and (ii) long term equity incentives.  We believe that the executive compensation program supports these objectives by providing the named executive officers with a multi-faceted compensation package, comprising a base salary, the opportunity to earn an annual cash bonus and awards under the 2011 Equity Incentive Plan.

The graph below illustrates our long-term pay-for-performance alignment by comparing our chief executive officer’s total direct compensation to our TSR (indexed to a base date of December 31, 2012) for the past five years.

The compensation reported in this graph differs from compensation reported in the summary compensation table.  The graph above aligns the value of equity incentive awards with the performance year for which they were earned, rather than the year in which they were granted.  For example, compensation earned in any given year includes the fair value, as of the vesting date, of LTIP units that vested during the year, rather than the fair value, as of the grant date, of LTIP units granted in the year.  As another example, compensation in 2014 includes the fair value of the LTIP units issued in satisfaction of the outperformance plan interests granted in 2011.

How We Determine Executive Compensation

The compensation committee determines compensation for the named executive officers and currently has four independent directors, Messrs. Colbert, Furber, Guillemette and Weger.  The compensation committee exercises independent discretion with respect to executive compensation matters and administers our equity incentive programs, including reviewing and approving equity grants to the named executive officers pursuant to the 2011 Equity Incentive Plan.  The compensation committee operates under a written charter adopted by the board of directors, a copy of which is available on our website at www.stagindustrial.com.  The information located on, or accessible from, our website is not, and should not be deemed to be, part of this proxy statement or incorporated into any other filing that we submit to the SEC.

The initial compensation arrangements with the named executive officers were determined in negotiations with each individual executive officer and were formalized in the executive officers’ employment agreements, as described below in “Potential Payments Upon Termination or Change in Control—Employment Agreements.”  In making compensation decisions for 2017, the compensation committee evaluated the performance of our chief executive officer and, together with our chief executive officer, assessed the individual performance of the other named executive officers.  The compensation committee also reviewed market-based compensation data provided by FPL and from data publicly available from other sources such as the National Association of Real Estate Investment Trusts.

Compensation Committee Consideration of the 2017 Vote on Executive Compensation

In determining our executive compensation program for the remainder of 2017 and 2018, the compensation committee generally considered the results of the 2017 advisory vote of our stockholders on executive compensation presented in our 2017 proxy statement.  The compensation committee noted that approximately 94% of the votes cast approved the compensation of the named executive officers in our 2017 proxy statement.  The compensation committee considered these voting results as supportive of the committee’s general executive compensation practices.

Engagement of Compensation Consultant

The compensation committee is authorized to retain the services of one or more executive compensation consultants, in its discretion, to assist with the establishment and review of our compensation programs and related policies.  The compensation committee has sole authority to hire, terminate and set the terms of any future engagement of FPL or any other compensation consultant.

For compensation advice in 2017, the compensation committee engaged FPL, an independent compensation consulting firm, to provide market-based compensation data to assist the committee in the implementation of our comprehensive executive compensation program.  In connection with these efforts, FPL prepared for the compensation committee reports that included compensation analyses for each executive position, an analysis of a recommended peer group for the company and a description of the methodology used to provide the compensation analyses.  FPL researched competitive market practices, reviewed the proxy statements of its recommended peer group and checked its own proprietary information data bases.  The compensation committee reviewed the peer group compensation analyses and methodology provided to the company and it approved the 2017 executive compensation program.

Peer Groups

Our focus on single tenant industrial properties that represent relative value is uncommon, making the identification of directly comparable companies difficult.  For 2017, FPL recommended 15 publicly-traded real estate investment trusts with diverse investment focuses and with implied equity market capitalizations roughly comparable (approximately 50% to 200%) to our equity market capitalization (the “size-based peer group”).  The companies in the size-based peer group are listed below:

CoreSite Realty Corporation	Pennsylvania Real Estate Investment Trust
DCT Industrial Trust, Inc.	Physicians Realty Trust
EastGroup Properties, Inc.	PS Business Parks, Inc.
Education Realty Trust, Inc.	QTS Realty Trust, Inc.
First Industrial Realty Trust, Inc.	Ramco-Gershenson Properties Trust
Gramercy Property Trust	STORE Capital Corporation
Hersha Hospitality Trust	Xenia Hotels & Resorts, Inc.
Lexington Realty Trust

                For 2017 annual cash bonuses, the compensation committee also used a group of 11 companies that primarily own industrial and/or single-tenant real estate (the “industry peer group”).  The companies in the industry peer group are listed below:

DCT Industrial Trust, Inc.	Liberty Property Trust
Duke Realty Corporation	Monmouth Real Estate Investment Corporation
EastGroup Properties, Inc.	PS Business Parks, Inc.
First Industrial Realty Trust, Inc.	STORE Capital Corporation
Gramercy Property Trust	Terreno Realty Corporation
Lexington Realty Trust

Company Accomplishments

Below are certain of our achievements for 2017:

•                  achieved TSR of 20.7% for the year ended December 31, 2017, which significantly exceeded the 5.1% return of the MSCI US REIT index;

•                  acquired 53 buildings with approximately 11.1 million square feet for approximately $613 million, representing approximately 23.1% growth of our total assets on a real estate cost basis from year-end 2016;

•                  achieved an occupancy rate of approximately 95.3% at year-end 2017;

•                  achieved a retention rate of approximately 59.1% for leases expiring in 2017;

•                  achieved, as of December 31, 2017, a ratio of net debt to total real estate cost basis of  approximately 37.4% and a ratio of total long-term indebtedness to total enterprise value of  approximately 28.9%;

•                  raised gross equity capital of approximately $427.5 million through our at-the-market common stock offering programs;

•                  maintained an investment grade rating from a nationally recognized statistical rating agency;

•                  paid a monthly dividend at an annualized rate of $1.405002 per share, which represents a dividend yield of approximately 5.1% based on the year-end closing stock price of $27.33; and

•                  for 2017 compared to 2016, increased our funds from operations attributable to common stockholders and unit holders by approximately 48.4% and our net operating income by approximately 21.0%.

For purposes of the above, we define:

•                  “net debt” as our total long-term indebtedness outstanding less cash and cash equivalents on hand;

•                  “long-term indebtedness” as the principal outstanding on our unsecured credit facility, unsecured term loans, unsecured notes and mortgage notes;

•                  “real estate cost basis” as the book value of rental property and deferred leasing intangibles, exclusive of the related accumulated depreciation and amortization; and

•                  “enterprise value” as the market value of our common stock and operating partnership units (including LTIP units) outstanding (based on the period-end closing price on the NYSE) plus the liquidation value of our preferred stock and amounts outstanding on our long-term indebtedness.

Funds from operations and net operating income meet the definition of “non-GAAP financial measures” as set forth in Item 10(e) of Regulation S-K promulgated by the SEC.  Please refer to Appendix A attached hereto for an explanation of why our management considers these measures, the historical amounts of these two measures and a reconciliation of the measures to the nearest measure under generally accepted accounting principles.

Key Elements of Executive Compensation

The following table summarizes the key elements of our executive compensation program for the named executive officers and each element’s program objectives, including annual cash compensation and equity awards.  A more detailed discussion of each element of our executive compensation program follows this table.

Element	Description	Objectives

Annual Cash Compensation
Annual Base Salary

Fixed cash compensation. Reviewed and adjusted periodically. Salaries should generally constitute no more than 25% of total annual compensation. Salaries plus cash incentive bonuses are targeted at the 50th percentile of the cash compensation for similar officer positions in the compensation peer group, before adjustment of the bonus for company under- or over-performance based on TSR.

•   Attract and retain executives

•   Provide steady source of income sufficient to permit executives to focus effectively on their professional responsibilities

•   Help ensure that total cash compensation is competitive but not in excess of market

Annual Cash Incentive Compensation Program	“At risk” variable cash compensation based on the company’s TSR.	• Encourage executives to achieve annual company and individual performance goals • Align executives’ interests with the stockholders’ interests
Equity Incentive Compensation Program
LTIP Units

Awards vest in equal installments over multi-year periods, subject to continued service. Value of the award is “at risk” as (i), in the absence of sufficient stock price appreciation, the award may never have any liquidation value, and (ii) the value fluctuates with the company’s common stock price. LTIP unit awards should generally constitute approximately one half or less of total annual equity incentive compensation.

• Promote long-term equity ownership by executives • Encourage the retention of our executives • Align executives’ interests with the stockholders’ interests
Performance Units

“At risk” variable equity compensation based on company performance over three-year performance period. Awards are paid in common stock. Performance units should generally constitute approximately one half or more of total annual equity incentive compensation.

• Encourage executives to achieve long-term company performance goals • Align executives’ interests with the stockholders’ interests • Attract and retain executives

Annual Base Salary

Annual base salary provides a minimum level of compensation commensurate with an experienced and motivated individual of the appropriate caliber and background to perform an executive officer’s job.  It should be benchmarked to current market rates to ensure that we are able to attract new executive officers, if necessary.  Base salary levels are intended to provide a steady source of income sufficient to permit these officers to focus effectively on their professional responsibilities.  Base salaries of the named executive officers are reviewed and may be adjusted periodically by the compensation committee.  No formulaic base salary increases are provided to the named executive officers.  The compensation committee has determined that executive officers’ salaries should generally constitute no more than 25% of total annual compensation.  The compensation committee did not increase base salaries from 2016 to 2017.  For 2018, the committee increased the base salaries for Messrs. Butcher, Crooker and Mecke, respectively, to $650,000; $360,000; and $375,000.  After the increase, the 2018 base salaries for these three individuals range from approximately 10% below to approximately 5% above the 2017 median base salaries for officers in the same positions at our peers, according to information compiled by FPL.  No changes were made to the base salaries of the other named executive officers.

Annual Cash Incentive Compensation Program

The annual cash incentive compensation program is intended to compensate the named executive officers for achieving annual financial goals. The compensation committee believes that incentive cash compensation is  central to the attainment of the executive compensation program’s objectives.  Annual cash incentive bonuses encourage the named executive officers to achieve company performance goals, which fosters a performance-driven company culture that aligns the executives’ interests with the stockholders’ interests.  As described below, the compensation committee’s (and the chief executive officer’s with respect to the other named executive officers) determination of the 2017 annual cash incentive compensation program was guided by the company’s TSR.

The compensation committee set the target total cash compensation (annual base salary and annual cash incentive bonus) for each executive officer at the 50th percentile for the cash compensation for the same or equivalent position for the companies in our size-based peer group.  The compensation committee then determined the annual cash incentive bonuses would be based entirely on company performance (as described in more detail below).  The compensation committee believes its focus on company performance metrics helps to closely identify the named executive officers’ interests with our stockholders’ interests.  The 50th percentile target and the specified performance metrics were not a guarantee of a minimum bonus or a threshold for granting bonuses.  The compensation committee, at its discretion and after taking into consideration changing business conditions, the performance of individual executive officers and other factors, can award higher or lower amounts.

Company Performance—Total Stockholder Return

In developing the annual cash incentive compensation program, the compensation committee focused on TSR, which the compensation committee believes is the best measurement to align management’s interests with our stockholders as it is more reflective of our company’s and, by extension, the executive officers’ performance.

The compensation committee determined that our TSR performance should be measured in relation to the size-based peer group, the MSCI US REIT index and the industry peer group, which comparisons would provide discrete, rational and measurable benchmarks for comparison of our performance.  Our initial TSR percentile is calculated by comparing our TSR for the year to the TSR for each of the size-based peer group, the MSCI US REIT index and the industry peer group for the year and then averaging those percentile rankings.

For example, if our TSR ranks in the 50th percentile of the size-based peer group, the 60th percentile of the MSCI US REIT index and the 70th percentile of the industry peer group, then our initial TSR percentile for purposes of the cash bonus awards would be the 60th percentile.  That initial TSR percentile is then adjusted according to a “muting” methodology.  For performance above or below the 50th percentile, the initial TSR percentile is adjusted at half the variation from the 50th percentile to determine the final compensation percentile.  For example, if company performance results in an initial TSR percentile set at the 60th percentile, the final compensation percentile for the purpose of calculating the cash bonus award would be set at the 55th percentile (the +10% performance would result in a +5% award) of the size-based peer group.

For 2017, we generated a TSR of 20.7% resulting in a percentile rank in the size-based peer group of 76%, the MSCI US REIT index of 86% (using as comparison only those companies that were in the MSCI US REIT index at both the beginning and end of 2017), and the industry peer group of 76%, resulting in an initial TSR percentile rank of 79%.  The ranks were calculated based on a normal, or “z,” distribution.  After applying the muting methodology described above, the final compensation percentile for 2017 was 65%.  Therefore, the compensation committee determined that each named executive officer should receive annual cash incentive bonus award at the 65th percentile of the size-based peers.

For fiscal 2018 bonuses, the compensation committee anticipates continuing the muting methodology but to a lesser degree.  The committee anticipates that the initial TSR percentile will be muted by averaging to the nearest 25th percentile (that is, the 25th percentile, the 50th percentile or the 75th percentile, as applicable) instead of only to the 50th percentile.  For example, performance at the 95th percentile will be muted down by half the variation from the 75th percentile to determine the final compensation percentile.  As another example, performance at the 5th percentile will be muted up by half the variation from the 25th percentile.

Calculation of the Bonus Awards

Based on our actual performance in 2017 with respect to the specified performance metrics, the compensation committee approved annual cash bonuses for the named executive officers for 2017 in the following amounts:

	2017					Target Total
	Year-	2017 Total Cash Compensation of				Cash
	End	Size-Based Peer Group				Compensation	2017 Cash
	Base	25th	50th	75th	Muted	at Total Muted	Bonus
Executive	Salary	Percentile	Percentile	Percentile	Percentile	Percentile	Award
Benjamin S. Butcher	$525,000	$1,210,000	$1,690,000	$1,924,000	65	$1,826,032	$1,301,032
William R. Crooker	$300,000	$744,000	$863,000	$952,000	65	$914,739	$614,739
Stephen C. Mecke	$309,000	$700,000	$710,000	$823,000	65	$775,691	$466,691
Jeffrey M. Sullivan	$300,000	$679,000	$748,000	$765,000	65	$757,883	$457,883
David G. King	$300,000	$529,000	$645,000	$742,500	65	$701,680	$401,680

Equity Incentive Compensation Program

The goals of our long-term, equity-based awards are to incentivize and reward increases in long-term stockholder value and to align the interests of the named executive officers with the interests of our stockholders. Because vesting is based on continued employment, our equity-based incentives also encourage the retention of the named executive officers through the award vesting period.  The compensation committee considers this alignment of vital importance and, as a result, long-term, equity-based awards will generally constitute roughly 50% of total annual compensation, subject to adjustment in the discretion of the compensation committee.  For 2017, the compensation committee determined that annual equity awards should consist of approximately one half of grant date value in LTIP units (subject to multi-year vesting) and one half in performance units (with a multi-year measuring period).  The committee expects that equity awards for years after 2017 will be allocated more heavily toward performance units, and equity incentive grants made in January 2018 for fiscal year 2018 were allocated approximately 60% to 65% to performance units.

LTIP Units

The compensation committee has made and may make certain awards to the named executive officers in the form of LTIP units.  LTIP units are a separate series of units of limited partnership interests in our operating partnership. LTIP units, granted either as free-standing awards or in tandem with other awards under the 2011 Equity Incentive Plan, will be valued by reference to the value of shares of our common stock, and will be subject to such conditions and restrictions as the compensation committee may determine, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives.  If applicable conditions and/or restrictions are not attained, participants will forfeit their LTIP units.  Unless otherwise provided, LTIP unit awards, whether vested or unvested, will entitle the participant to receive current distributions from our operating partnership equivalent to the dividends that would be payable with respect to the number of shares of our common stock underlying the LTIP unit award.

While the compensation committee has the ability to grant various equity formulations to the executive officers under the 2011 Equity Incentive Plan, to date the compensation committee has deemed LTIP unit awards to be an effective means to ensure alignment of the executives’ interests with those of the stockholders.  LTIP units are structured as “profits interests” for U.S. federal income tax purposes, and we do not expect the grant, vesting or conversion of LTIP units to produce a tax deduction for us based on current U.S. federal income tax law.  The key feature of LTIP units is that, at the time of award, LTIP units, as profits interests, initially will not have full parity on a per unit basis, with our operating partnership’s common units with respect to liquidating distributions.  Upon the occurrence of specified events, LTIP units can over time achieve full parity with common units and therefore accrete to an economic value for the participant equivalent to common units.  If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for shares of common stock on a one-for-one basis or for the cash value of such shares, at the company’s election.  However, there are circumstances under which LTIP units will not achieve parity with common units, and until such parity is reached, the value that a participant could realize for a given number of LTIP units will be less than the value of an equal number of shares of common stock and may be zero. The compensation committee believes that this characteristic of the LTIP units, that they achieve real value only if our share value appreciates, links the executives’ compensation to our performance.  Under the 2011 Equity Incentive Plan, each LTIP unit awarded will be equivalent to an award of one share of common stock reserved under the 2011 Equity Incentive Plan, thereby reducing the number of shares of common stock available for other equity awards on a one-for-one basis.

The compensation committee believes that using LTIP units for equity-based awards (i) links the executives’ compensation to the performance of the company, (ii) serves our objectives by increasing the after-tax value of a given equity grant and, therefore, enhances our equity-based compensation package for executives as a whole, (iii) advances the separate goal of promoting long-term equity ownership by executives, (iv) has no worse effect on dilution as compared to using restricted stock, (v) does not increase our recorded expense on account of equity-based compensation awards, (vi) further aligns the interests of executives with the interests of stockholders and (vii) because LTIP units are offered by many of our peers, it enables us to remain competitive with our peers in recruiting and retaining talented executives.

In January 2017, the compensation committee approved equity awards for fiscal year 2017 in dollar values, with the number of shares/units granted calculated by dividing the dollar value of the approved awards by the closing market price on the NYSE of a share of our common stock on the effective date of grant, after adjustment of the closing price by a discount or premium determined by a third-party valuation of the LTIP units.  In determining the size of the long-term equity incentives awarded to the named executive officers for 2017 service, the compensation committee considered, among other things, the role and responsibilities of the individual, competitive factors and individual performance history.  These awards were intended to enable our executive officers to establish a meaningful equity stake in our company that would vest over a period of years based on continued service.  We believe that these awards enable us to deliver competitive compensation value to the executive officers at levels sufficient to attract and retain top talent within our executive officer ranks.

The following table sets forth the number and value of the LTIP unit awards to the named executive officers granted in January 2017 for 2017 compensation.  The LTIP unit awards were issued on January 6, 2017, based on the full grant date fair value determined in accordance with ASC Topic 718.  See Note 7 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2017, for a discussion of our accounting of LTIP units.

Executive	Date of Grant	Number of LTIP Units Issued	Value of LTIP Unit Award
Benjamin S. Butcher	January 6, 2017	39,669	$918,734
William R. Crooker	January 6, 2017	12,953	$299,991
Stephen C. Mecke	January 6, 2017	13,341	$308,978
Jeffrey M. Sullivan	January 6, 2017	12,953	$299,991
David G. King	January 6, 2017	12,953	$299,991

                The 2017 LTIP unit awards vest over four years in equal installments on a quarterly basis beginning on March 31, 2017, subject to continued service as an employee and, as applicable, director.

In January 2018, the compensation committee approved the grant of an aggregate of 92,449 LTIP units to the named executive officers for 2018 compensation.  The grants were made on January 5, 2018.  These LTIP unit awards vest over four years in equal installments on a quarterly basis beginning on March 31, 2018, subject to continued service as an employee and, as applicable, director.  The 2018 grants of LTIP units will be reflected in the “Summary Compensation Table” and “2018 Grants of Plan Based Awards” table in our proxy statement for the 2019 annual meeting of stockholders.

Performance Units

The compensation committee grants performance units to the named executive officers as an additional long-term incentive award designed to align the executive officers’ interests more closely with those of the stockholders.  The ultimate value of the performance units depends on our TSR over a three-year period commencing January 1, 2017.  The award measures both relative return (TSR vs. three benchmarks) and, as a condition for higher levels of value, an absolute return.

At the end of the three-year measuring period, the performance units convert into shares of common stock at a rate depending on our TSR over the measuring period as compared to three different benchmarks and on the absolute amount of our TSR.  A recipient of performance units may receive as few as zero shares or as many as 250% of the number of target units, plus deemed dividends on earned shares.  That is, at the end of the measuring period, a recipient of 10,000 performance units may receive no value (no shares of common stock and no dividends) or receive as much as 25,000 shares of common stock plus dividends on earned shares (as if the dividends were paid and reinvested into additional shares of common stock during the measuring period).

The target amount of the performance units is nominally allocated:

•                  25% to our TSR compared to the TSR of an industry peer group;

•                  25% to our TSR compared to the TSR of a size-based peer group; and

•                  50% to our TSR compared to the TSR of the companies in the MSCI US REIT index.

The potential of the portion of the award allocated to the industry and compensation peer group comparison ranges from 0% to 200% of the allocated target amount.  The potential of the portion of the award allocated to the MSCI US REIT index group comparison ranges from 0% to 300% of the allocated target amount, except that the portion of the award attributable to performance against the MSCI US REIT index group may not exceed 100% of the allocated target unless we achieve a minimum absolute TSR of 25% over the measuring period.

The table below indicates the potential levels of awards within the industry peer group, the compensation peer group and the MSCI US REIT index group benchmarks.  Awards for performance between the indicated percentile rankings (e.g., between the 30th percentile and the 50th percentile) are determined by interpolating between the earned amounts (e.g., between 50% earned and 100% earned).

Percentile Ranking within Applicable Benchmark (Based on TSR)

Benchmark	Below 30th Percentile	30th Percentile	50th Percentile	75th Percentile	95th Percentile
Industry Peer Group (Allocated 25% of the Target Amount)	0% earned	50% earned	100% earned	200% earned	[No increase for performance beyond 75%.]

Compensation Peer Group (Allocated 25% of the Target Amount)	0% earned	50% earned	100% earned	200% earned	[No increase for performance beyond 75%.]

MSCI US REIT Index Group (Allocated 50% of the Target Amount)	0% earned	50% earned	100% earned [Awards above 100% for this benchmark require us to achieve a minimum absolute TSR of 25%.]	200% earned	300% earned

No dividends are paid to the recipient during the measuring period.  At the end of the measuring period, if our TSR is such that the recipient earns shares of common stock (“Award Shares”), the recipient will receive additional common stock relating to dividends deemed to have been paid on the Award Shares.  The additional shares are equal to the number of shares that the recipient would have acquired if the recipient held the Award Shares at the beginning of the measuring period and re-invested all dividends paid on the Award Shares over the measuring period into common stock on the dividend payment dates.  In the discretion of the compensation committee, we may pay the cash value of the deemed dividends instead of issuing additional shares.

The number of Award Shares is determined at the end of the measuring period.  One half of the Award Shares will be immediately and fully vested and transferable.  The other half of the Award Shares will be restricted (subject to forfeiture) and vest one year after the end of the measuring period.  Any dividend shares will be immediately and fully vested and transferable.

For purposes of the performance units awarded in 2017, the industry peer group consisted of: (i) DCT Industrial Trust Inc., (ii) Duke Realty Corporation, (iii) EastGroup Properties, Inc., (iv) First Industrial Realty Trust, Inc., (v) Gramercy Property Trust, (vi) Lexington Realty Trust, (vii) Liberty Property Trust, (viii) Monmouth Real Estate Investment Corp., (ix) PS Business Parks, Inc., (x) STORE Capital Corporation and (xi) Terreno Realty Corporation.

Excluding companies that were merged into or acquired by other companies in 2017, the compensation peer group consisted of (i) CoreSite Realty Corporation, (ii) DCT Industrial Trust Inc., (iii) EastGroup Properties, Inc., (iv) Education Realty Trust, Inc., (v) First Industrial Realty Trust, Inc., (vi) Hersha Hospitality Trust, (vii) Lexington Realty Trust, (viii) Pennsylvania Real Estate Investment Trust, (ix) Physicians Realty Trust, (x) PS Business Parks, Inc., (xi) QTS Realty Trust, Inc., (xii) Ramco-Gershenson Properties Trust, and (xiii) Ryman Hospitality Properties, Inc.

The following table sets forth the number and value of the performance unit awards to the named executive officers granted in January 2017 for 2017 compensation.  The performance unit awards were issued on January 6, 2017, based on the full grant date fair value determined in accordance with ASC Topic 718.  See Note 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2017, for a discussion of our accounting of performance units.

Executive	Date of Grant	Target Number of Performance Units Issued	Value of Performance Unit Award (at target amounts)
Benjamin S. Butcher	January 6, 2017	29,442	$854,955
William R. Crooker	January 6, 2017	9,963	$289,312
Stephen C. Mecke	January 6, 2017	9,887	$287,105
Jeffrey M. Sullivan	January 6, 2017	9,624	$279,468
David G. King	January 6, 2017	9,665	$280,658

In January 2018, the compensation committee approved the grant of an aggregate target of 141,599 performance units to the named executive officers for 2018 compensation.  The 2018 grants of performance units will be reflected in the “Summary Compensation Table” and “2018 Grants of Plan Based Awards” table in our proxy statement for the 2019 annual meeting of stockholders.  The peer groups for the performance units awarded in 2018, while having substantial overlap with the peer groups for the 2017 awards, were different.

Employee Benefits

Our full-time employees, including the named executive officers, are eligible to participate in health and welfare benefit plans, which provide medical, dental, prescription, life insurance, disability insurance and related benefits.

Additional Compensation Components

In the future, as we further formulate and implement our compensation program, we may provide different and/or additional compensation components, benefits and/or perquisites to the named executive officers, to ensure that we provide a balanced and comprehensive compensation structure.  We believe that it is important to maintain flexibility to adapt our compensation structure at this time to properly attract, motivate and retain the top executive talent for which we compete.

Employment Agreements

We have entered into an employment agreement with each of the named executive officers.  See “Potential Payments Upon Termination or Change in Control—Employment Agreements” below for more information.

Conclusion

The diagram below depicts the cash and equity compensation of our chief executive officer for 2017.  The diagram demonstrates that a substantial majority of our chief executive officer’s compensation (85%) was strongly aligned with the interests of the stockholders because either it was determined by or depends on TSR or its value fluctuates as the company’s common stock price increases or decreases.  Less than 20% of our chief executive officer’s compensation is fixed base salary that is not dependent on our stock price performance.  All other compensation is variable.

(1)                                 Compensation consists of 2017 base salary, 2017 annual incentive bonus and the grant date fair value of LTIP units and performance units granted in January 2017.  “At Risk” means the applicable compensation is either determined by or depends on TSR or its value fluctuates with our common stock price (as in the case of LTIP units subject to forfeiture).

EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC.  The table sets forth the base salary and other compensation that was paid to or earned by the named executive officers in 2017.  With respect to equity incentive awards, the dollar amounts indicated in the table under “Stock Awards” are the aggregate grant date fair value of awards computed in accordance with ASC Topic 718.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation(3)	Total
Benjamin S. Butcher	2017	$525,000	$—	$1,773,689	$1,301,032	$24,367	$3,624,088
Chief Executive Officer, President and Chairman	2016	$525,000	$—	$1,647,014	$1,119,877	$16,863	$3,308,754
	2015	$521,635	$860,464	$4,724,946	$—	$20,733	$6,127,778

William R. Crooker(1)	2017	$300,000	$—	$589,303	$614,739	$35,870	$1,539,912
Chief Financial Officer, Executive Vice President and Treasurer	2016	$296,876	$—	$552,587	$524,425	$34,729	$1,408,617

Stephen C. Mecke	2017	$309,000	$—	$596,083	$466,691	$35,870	$1,407,644
Chief Operating Officer and Executive Vice President	2016	$309,000	$—	$553,324	$539,325	$34,659	$1,436,308
	2015	$309,000	$377,034	$891,330	$—	$35,058	$1,612,422

Jeffrey M. Sullivan	2017	$300,000	$—	$579,459	$457,883	$33,804	$1,371,146
Executive Vice President, General Counsel and Secretary	2016	$298,588	$—	$538,230	$354,953	$32,435	$1,224,206
	2015	$290,000	$296,555	$671,146	$—	$70,681	$1,328,382

David G. King	2017	$300,000	$—	$580,649	$401,680	$35,870	$1,318,199
Executive Vice President and Director of Real Estate Operations	2016	$296,165	$—	$539,973	$305,848	$34,659	$1,176,645
	2015	$272,950	$313,605	$807,604	$—	$35,045	$1,429,204

(1)                                 Mr. Crooker was appointed as our chief financial officer, executive vice president and treasurer on January 26, 2016.

(2)                                 For 2017, represents the total grant date fair value of LTIP units granted on January 6, 2017, and performance units granted on January 6, 2017, under the 2011 Equity Incentive Plan, determined in accordance with ASC Topic 718. See Notes 7 and 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2017, for a discussion of our accounting of LTIP units and performance units and the assumptions used.

The grant date fair values for the following named executive officers relating to 2017 LTIP unit awards granted on January 6, 2017, are as follows: Benjamin S. Butcher—$918,734; William R. Crooker—$299,991; Stephen C. Mecke—$308,978; Jeffrey M. Sullivan—$299,991; and David G. King—$299,991.  The LTIP unit awards granted in 2017 vest over four years from the date of grant in equal installments on a quarterly basis, subject to continued service as an employee or director.

The grant date fair values for the named executive officers relating to 2017 performance unit awards granted on January 6, 2017, are as follows: Benjamin S. Butcher—$854,955; William R. Crooker—$289,312; Stephen C. Mecke—$287,105; Jeffrey M. Sullivan—$279,468; and David G. King—$280,658.  The maximum value of the 2017 performance unit awards assuming that the highest level of performance is achieved are as follows: Benjamin S. Butcher—$2,137,388; William R. Crooker—$723,294; Stephen C. Mecke—$717,777; Jeffrey M. Sullivan—$698,669; and David G. King—$701,660.

(3)                                 All other compensation for 2017 does not include any distributions on unvested LTIP units.  It represents amounts paid for health insurance premiums, 401(k) matching contributions and automobile/parking allowances, as follows:

Name	Insurance Premiums	401(K) Matching Contributions	Automobile/ Parking Allowances	Total
Benjamin S. Butcher	$15,154	$8,100	$1,113	$24,367
William R. Crooker	$21,890	$8,100	$5,880	$35,870
Stephen C. Mecke	$21,890	$8,100	$5,880	$35,870
Jeffrey M. Sullivan	$21,890	$8,100	$3,814	$33,804
David G. King	$21,890	$8,100	$5,880	$35,870

2017 Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted in 2017 to the named executive officers.

								All Other
								Stock
		Estimated Possible Payouts			Estimated Future Payouts			Awards:
		Under Non-Equity Incentive			Under Equity Incentive			Number of
		Plan Awards(1)			Plan Awards(2)			Shares of	Grant Date
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Fair
Name	Date of Grant	($)	($)	($)	(#)	(#)	(#)	Units(3)	Value(4)
Benjamin S. Butcher
Annual cash incentive bonus		$685,000	$1,165,000	$1,399,000
LTIP units	January 6, 2017							39,669	$918,734
Performance units	January 6, 2017				0	29,442	73,605		$854,955
William R. Crooker
Annual cash incentive bonus		$444,000	$563,000	$652,000
LTIP units	January 6, 2017							12,953	$299,991
Performance units	January 6, 2017				0	9,963	24,908		$289,312
Stephen C. Mecke
Annual cash incentive bonus		$391,000	$401,000	$514,000
LTIP units	January 6, 2017							13,341	$308,978
Performance units	January 6, 2017				0	9,887	24,718		$287,105
Jeffrey M. Sullivan
Annual cash incentive bonus		$379,000	$448,000	$465,000
LTIP units	January 6, 2017							12,953	$299,991
Performance units	January 6, 2017				0	9,624	24,060		$279,468
David G. King
Annual cash incentive bonus		$229,000	$345,000	$442,500
LTIP units	January 6, 2017							12,953	$299,991
Performance units	January 6, 2017				0	9,665	24,163		$280,658

(1)                                     For the year ended December 31, 2017, the compensation committee approved annual cash incentive bonuses for Messrs. Butcher, Crooker, Mecke, Sullivan and King of $1,301,032, $614,739, $466,691, $457,883 and $401,680, respectively.  For more information regarding the performance criteria for these annual cash incentive bonus awards, see “Executive Officer Compensation Discussion and Analysis—Key Elements of Executive Compensation—Annual Cash Incentive Compensation Program.”

(2)                                     Equity incentive plan awards were made in the form of performance units.  At the end of the three-year measuring period, the performance units convert into shares of common stock at a rate depending on our TSR over the measuring period as compared to three different benchmarks and on the absolute amount of our TSR.  A recipient of performance units may receive as few as zero shares or as many as 250% of the number of target units, plus deemed dividends on earned shares.  For more information regarding the performance criteria for these performance unit awards, see “Executive Officer Compensation Discussion and Analysis—Key Elements of Executive Compensation—Equity Incentive Compensation Program—Performance Units.”

(3)                                     Stock awards were made in the form of LTIP units.  The LTIP units will vest over four years in equal installments on a quarterly basis beginning on March 31, 2017, subject to continued service as an employee or, as applicable, director.  For more information regarding the LTIP unit awards, see “Executive Officer Compensation Discussion and Analysis—Key Elements of Executive Compensation—Equity Incentive Compensation Program—LTIP Units.”

(4)                                     The amounts included in this column represent the full grant date fair value of the LTIP units and performance units, determined in accordance with ASC Topic 718.  See Notes 7 and 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2017, for a discussion of our accounting of LTIP units and performance units and the assumptions used.

Outstanding Equity Awards at Fiscal Year-End 2017

The following table sets forth information with respect to outstanding equity awards held by the named executive officers as of December 31, 2017.  No option awards were outstanding for the named executive officers as of December 31, 2017.  The aggregate dollar values indicated in the table below for equity incentive plan awards are the market or payout values and not the grant date fair values determined in accordance with ASC Topic 718 or the compensation expense recognized in our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2017.  In addition, the number of unearned performance units in the equity incentive plan awards are the target amounts that may be earned pursuant to the awards. For more information regarding the threshold, target and maximum amounts with respect to equity incentive plan awards granted in 2017, see “— 2017 Grants of Plan-Based Awards.”

	Stock Awards
			Equity Incentive	Equity Incentive
			Plan Awards:	Plan Awards:
			Number of	Market or Payout
	Number of Shares	Market Value of	Unearned Shares,	Value of Unearned
	of Stock or Units	Shares or Units	Units or Other	Shares, Units or
	That Have Not	That Have Not	Rights That Have	Other Rights That
Name	Vested(1)	Vested(2)	Not Vested(3)	Have Not Vested(3)(4)
Benjamin S. Butcher	173,599	$4,744,461	135,452	$3,701,903
William R. Crooker	27,906	$762,671	33,507	$915,746
Stephen C. Mecke	24,873	$679,779	46,116	$1,260,350
Jeffrey M. Sullivan	19,694	$538,237	43,852	$1,198,475
David G. King	23,700	$647,721	42,740	$1,168,084

(1)                                 The following table summarizes the awards (time-based LTIP units and restricted stock) for which a portion of the awards remain unvested as of December 31, 2017. The table also provides information about the applicable vesting periods.

	Grant Date	Number of Units
Grant Date	Fair Value	Butcher	Crooker	Mecke	Sullivan	King	Vesting Periods
January 3, 2013	$18.11	—	13,252	—	—	—	Over five years in equal installments on an annual basis

January 2, 2014	$19.29	88,452	—	30,326	—	26,788	Over five years in equal installments on a quarterly basis

January 2, 2014	$20.13	—	12,254	—	—	—	Over five years in equal installments on an annual basis

October 27, 2014	$22.56	—	—	—	4,006	—	Over five years in equal installments on a quarterly basis

May 4, 2015	$20.38	100,000	—	—	—	—	Over six years: one-half vests in one installment on the third anniversary of the grant date and the remaining amount vests in equal installments over the next three years

January 8, 2016	$16.63	52,310	—	17,593	16,511	15,540	Over four years in equal installments on a quarterly basis

	Grant Date	Number of Units
Grant Date	Fair Value	Butcher	Crooker	Mecke	Sullivan	King	Vesting Periods
January 8, 2016	$17.98	—	7,899	—	—	—	Over four years in equal installments on an annual basis

February 22, 2016	$15.07	—	9,424	—	628	1,699	Over four years in equal installments on a quarterly basis

January 6, 2017	$23.16	39,669	12,953	13,341	12,953	12,953	Over four years in equal installments on a quarterly basis

(2)                                 Based on our common stock closing price of $27.33 on December 29, 2017.

(3)                                 On January 12, 2015, the named executive officers received awards under the 2015 Outperformance Program (the “2015 OPP”). The number and market or payout value of 2015 OPP awards set forth in the table is based on the amount that the named executive officers would have earned under the 2015 OPP if our performance for the three-year performance period under the program continued at the same annualized rate as we experienced from January 1, 2015, the first day of the performance period, through December 31, 2017.  On January 5, 2018, the compensation committee determined that the performance hurdles outlined in the 2015 OPP had been met as of the measurement date, January 1, 2018.  Based on this assessment and pursuant to the 2011 Equity Incentive Plan, LTIP units were issued pursuant to the 2015 OPP as follows: Mr. Butcher, 76,617 units to settle his program interest of $1,987,158; Mr. Crooker, 12,683 units to settle his program interest of $328,955; Mr. Mecke, 26,401 units to settle his program interest of $684,764; Mr. Sullivan, 24,589 units to settle his program interest of $637,770; and Mr. King, 23,295 units to settle his program interest of $604,203.  Such LTIP units were fully vested as of the grant date, January 5, 2018.

The following table summarizes the performance unit awards (at target amounts) for which a portion of the awards remain unearned and unvested as of December 31, 2017, assuming the performance unit awards are earned at the conclusion of the applicable measurement period. The table also provides information about the applicable vesting periods.

	Grant Date	Number of Performance Units
Grant Date	Fair Value	Butcher	Crooker	Mecke	Sullivan	King	Vesting Periods
March 8, 2016	$23.34	33,301	11,508	11,174	10,893	10,968	One half of earned shares vest immediately and one half vest on the first anniversary of the measurement period
January 6, 2017	$29.04	29,442	9,963	9,887	9,624	9,665	One half of earned shares vest immediately and one half vest on the first anniversary of the measurement period

(4)                                 For performance units, value is based on our closing price of $27.33 on December 29, 2017, and assumes that the named executive officers earn the target amounts of performance units. See footnote 3 above.

2017 Option Exercises and Stock Vested

The following table sets forth the aggregate number of LTIP units and restricted shares of common stock that vested in 2017.  The table excludes LTIP units issued pursuant to the 2015 OPP, which settled after December 31, 2017.  The value realized on vesting is the product of (1) the fair market value of a share of common stock on the vesting date, multiplied by (2) the number of LTIP units or shares vesting.  The value realized is before payment of any applicable withholding tax and brokerage commissions.  No options were exercised by the named executive officers during 2017.

			Number of Shares
		Closing Market	Acquired on	Value Realized
Name	Vesting Date	Price	Vesting(1)	on Vesting
Benjamin S. Butcher	March 31, 2017	$25.02	20,103	$502,977
	June 30, 2017	$27.60	20,105	$554,898
	September 30, 2017	$27.47	20,105	$552,284
	December 31, 2017	$27.33	20,105	$549,470
William R. Crooker	January 2, 2017	$23.71	4,426	$104,940
	January 3, 2017	$23.71	4,569	$108,331
	March 31, 2017	$25.02	2,319	$58,021
	June 30, 2017	$27.60	2,319	$64,004
	September 30, 2017	$27.47	2,319	$63,703
	December 31, 2017	$27.33	2,318	$63,351
Stephen C. Mecke	March 31, 2017	$25.02	7,588	$189,852
	June 30, 2017	$27.60	7,587	$209,401
	September 30, 2017	$27.47	7,589	$208,470
	December 31, 2017	$27.33	7,591	$207,462
Jeffrey M. Sullivan	March 31, 2017	$25.02	3,860	$96,577
	June 30, 2017	$27.60	3,860	$106,536
	September 30, 2017	$27.47	3,860	$106,034
	December 31, 2017	$27.33	30,456	$832,362
David G. King	March 31, 2017	$25.02	6,972	$174,439
	June 30, 2017	$27.60	6,972	$192,427
	September 30, 2017	$27.47	6,971	$191,493
	December 31, 2017	$27.33	6,971	$190,517

(1)                                 Represents restricted shares of common stock and LTIP units that vested in 2017.  Restricted shares of common stock vest in equal installments on an annual basis.  LTIP units vest in equal installments on a quarterly basis on March 31, June 30, September 30, and December 31 of each year.  Vested LTIP units can be converted to common units in our operating partnership on a one-for-one basis once a material equity transaction has occurred that results in the accretion of the member’s capital account to the economic equivalent of the common unit.  During 2017, there was a material equity transaction in our operating partnership which resulted in an accretion of the member’s capital account to the economic value equivalent of the common units.  The LTIP units may be converted to common units.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2017, relating to our equity compensation plans pursuant to which we grant options, restricted stock, LTIP units or other rights to acquire shares from time to time.

	Number of securities		Number of securities
	to be issued	Weighted-average	remaining available for
	upon exercise	exercise price of	future issuance
	of outstanding options,	outstanding options,	under equity
Plan Category	warrants and rights(1)	warrants and rights	compensation plans
Equity compensation plans approved by security holders(2)	1,457,070	—	983,735
Equity compensation plans not approved by security holders	—	—	—
Total	1,457,070	—	983,735

(1)         Consists entirely of LTIP units that, upon the satisfaction of certain conditions, are convertible into common units, which may then be redeemed for cash, or at our option, an equal number of shares of common stock, subject to certain restrictions.  There is no exercise price associated with LTIP units.

(2)         2011 Equity Incentive Plan.  Please see “Proposal 4: Amended and Restated STAG Industrial, Inc. 2011 Equity Incentive Plan” for a description of the Amended 2011 Plan that is subject to stockholder approval at the annual meeting.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K promulgated by the SEC, we are providing the following information about the ratio of the median employee’s total annual compensation to the total annual compensation of our chief executive officer for the year ended December 31, 2017:

•                  Median employee total annual compensation (excluding our chief executive officer)—$189,830

•                  Chief executive officer total annual compensation (as reported in the “Summary Compensation Table” presented above)—$3,624,088

•                  Ratio of chief executive officer to median employee total annual compensation—19:1

In determining the median employee, we prepared a list of all employees as of December 31, 2017 and reviewed the amount of salary, wages and equity awards of all such employees reported to the Internal Revenue Service on Form W-2 for 2017.  More specifically, for each employee, we aggregated the amounts indicated on the face of his or her Form W-2 for Medicare wages, pre-tax wages allocated to dependent care and pre-tax wages allocated to commuting costs.  The resulting sum matched our payroll records, with minor variations for amounts associated with flexible spending accounts and supplemental insurance policy premiums.  We had 72 employees as of December 31, 2017.  Salaries, wages and bonuses were annualized for those employees that were not employed for the full year of 2017.  In addition, bonuses for employees who were not employed for the full year of 2016 were annualized because the Form W-2 amounts reflect bonuses paid in 2017 for 2016 employment.  We identified the median employee using this compensation measure, which was consistently applied to all employees included in the calculation.  Because all employees are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.

Once the median employee was identified, we combined all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K promulgated by the SEC, resulting in median employee total annual compensation of $189,830.  Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreements

We enter into employment agreements with each of the named executive officers. We believe that the employment agreements benefit us by helping to retain the executives and by requiring the executive officers to devote the necessary business attention and time to our affairs.  The terms of the employment agreements with Messrs. Butcher, Crooker, Mecke, Sullivan and King, respectively, expire May 4, 2018; February 25, 2018; April 20, 2018; December 31, 2017; and April 20, 2018; except that the term of each agreement renews automatically for successive one-year periods unless, not fewer than 60 days before the termination of the then existing term, either party provides notice of non-renewal to the other party.

Pursuant to the employment agreements, the named executive officers also are eligible to receive additional awards of LTIP units and other equity awards, subject to the terms of the 2011 Equity Incentive Plan (or other then effective incentive plan) and the applicable award agreement and the discretion of the compensation committee.  The employment agreements generally provide for immediate vesting of all outstanding equity-based awards held by the executive officers upon a change of control of us and their subsequent non-renewal within 12 months, termination of the executive officer’s employment by us without “cause” or by the executive officer for “good reason.”  In addition, each of Messrs. Butcher, Crooker, Mecke, Sullivan and King will be subject to a non-competition provision for the 12-month period following any termination of employment other than a termination by us without “cause” or by the executive officer for “good reason.”  The employment agreements also provide for participation in any other employee benefit plans, insurance policies or contracts maintained by us relating to retirement, health, disability, vacation and other related benefits.

The employment agreement with Mr. Butcher provides that upon the termination of his employment either by us without “cause” or by the executive officer for “good reason,” or in the event that following a change of control we or our successor gives him a notice of non-renewal within 12 months following the change of control, Mr. Butcher will be entitled to the following severance payments and benefits, subject to his execution of a general release in our favor:

•                  a lump-sum cash payment equal to three times the sum of (1) Mr. Butcher’s then-current annual base salary; and (2) the bonus paid to Mr. Butcher for the most recently completed fiscal year for which the amount of his bonus was determined;

•                  our direct-to-insurer payment of any group health or other insurance premiums that Mr. Butcher would otherwise have been required to pay to obtain coverage under our group health and other insurance plans for a period of 18 months; and

•                  immediate vesting of all outstanding equity-based awards held by Mr. Butcher.

The employment agreements with Messrs. Crooker, Mecke, Sullivan and King provide that upon the termination of an executive officer’s employment either by us without “cause” or by the executive officer for “good reason,” or in the event that following a change of control we or our successor gives the executive officer a notice of non-renewal within 12 months following the change of control, the executive officer will be entitled under his employment agreement to the following severance payments and benefits, subject to the executive officer’s execution of a general release in our favor:

•                  a lump-sum cash payment equal to two times the sum of (1) the executive officer’s then-current annual base salary; and (2) the bonus paid to the executive officer for the most recently completed fiscal year for which the amount of his bonus was determined;

•                  our direct-to-insurer payment of any group health premiums or other insurance that the executive officer would otherwise have been required to pay to obtain coverage under our group health and other insurance plans for a period of 18 months; and

•                  immediate vesting of all outstanding equity-based awards held by the executive officer.

In addition, the employment agreements with Messrs. Butcher, Crooker, Mecke, Sullivan and King provide that, upon termination of the officer’s employment by the officer’s death or disability, the officer will be entitled to receive his accrued and unpaid then-current annual base salary as of the date of his death or disability and the bonus pro-rated through the date of his death or disability.  Messrs. Butcher, Crooker and Sullivan will also be entitled to receive our direct-to-insurer payment of any group health or other insurance premiums they would have otherwise been required to pay to obtain coverage  under our group health and other insurance plans for 18 months.

Pursuant to the employment agreements, Messrs. Butcher, Crooker, Mecke, Sullivan and King are eligible to receive a monthly commuting and parking allowance of up to $500.

None of the employment agreements contains a Code Section 280G excise tax gross-up provision.

In some instances, the terms of the performance units modify the provisions of the employment agreements that otherwise provide for full vesting of all equity awards upon certain terminations.  For example, in most terminations of employment, the performance units vest on a pro rata basis, rather than in full.

Accelerated Vesting of Equity Awards

LTIP Unit Agreements

Under the LTIP unit agreements, the vesting of unvested LTIP units is accelerated upon a change in control (as defined in the applicable agreements) or termination of employment by reason of death or disability.

Performance Unit Agreements

Under the performance award agreements, the awarding of unearned and unvested performance units is accelerated upon a change in control (as defined in the performance award agreements).  Upon a change in control of our company, the measuring period for the performance units ends, and performance is measured and the award calculated and made, without pro ration, based on TSR through the date of the change in control.  Upon a termination of a recipient’s employment by reason of death or disability, by the company without cause (as defined in the performance award agreement) or by the recipient for good reason (as defined in the performance award agreement), the measuring period for such recipient’s performance units ends, and performance is measured and the award calculated and made, after pro ration, based on the portion of the full measuring period elapsed, based on TSR through the date of termination.  Upon a termination of the recipient’s employment during the measuring period by the company for cause or by the recipient without good reason, the performance units terminate without any award of shares.

Termination Payment Table

The following table indicates the cash amounts and accelerated vesting that Messrs. Butcher, Crooker, Mecke, Sullivan and King would be entitled to receive under various termination or change of control circumstances pursuant to the terms of their employment agreements and the applicable award agreements under the 2011 Equity Incentive Plan.  This table assumes that termination or change of control, as applicable, occurred on December 31, 2017.

Name and Termination or Change of Control Scenario	Cash Payment	Acceleration of Vesting of Equity Awards(1)(2)	Total
Benjamin S. Butcher
Voluntary termination, retirement or involuntary termination for cause	$—	$—	$—
Termination by company without cause or by employee for good reason	$5,500,827	$8,833,350	$14,334,177
Accelerated vesting upon change of control(2)	$—	$10,517,316	$10,517,316
Notice of non-renewal within 12 months following change of control	$5,500,827	$10,517,316	$16,018,143
Death or disability(3)	$1,323,763	$8,833,350	$10,157,113
William R. Crooker
Voluntary termination, retirement or involuntary termination for cause	$—	$—	$—
Termination by company without cause or by employee for good reason	$1,862,313	$1,814,887	$3,677,200
Accelerated vesting upon change of control(2)	$—	$2,390,785	$2,390,785
Notice of non-renewal within 12 months following change of control	$1,862,313	$2,390,785	$4,253,098
Death or disability(3)	$647,574	$1,814,887	$2,462,461
Stephen C. Mecke
Voluntary termination, retirement or involuntary termination for cause	$—	$—	$—
Termination by company without cause or by employee for good reason	$1,584,217	$2,069,848	$3,654,065
Accelerated vesting upon change of control(2)	$—	$2,635,142	$2,635,142
Notice of non-renewal within 12 months following change of control	$1,584,217	$2,635,142	$4,219,359
Death or disability(3)	$466,691	$2,069,848	$2,536,539
Jeffrey M. Sullivan
Voluntary termination, retirement or involuntary termination for cause	$—	$—	$—
Termination by company without cause or by employee for good reason	$1,548,601	$1,863,411	$3,412,012
Accelerated vesting upon change of control(2)	$—	$2,414,056	$2,414,056
Notice of non-renewal within 12 months following change of control	$1,548,601	$2,414,056	$3,962,657
Death or disability(3)	$490,718	$1,863,411	$2,354,129
David G. King
Voluntary termination, retirement or involuntary termination for cause	$—	$—	$—
Termination by company without cause or by employee for good reason	$1,436,195	$1,943,674	$3,379,869
Accelerated vesting upon change of control(2)	$—	$2,497,379	$2,497,379
Notice of non-renewal within 12 months following change of control	$1,436,195	$2,497,379	$3,933,574
Death or disability(3)	$401,680	$1,943,674	$2,345,354

(1)                                 Amounts in this column reflect accelerated vesting of unvested LTIP units, performance units and restricted stock granted pursuant to the 2011 Equity Incentive Plan.  For purposes of this table, each LTIP unit, performance unit and restricted share of common stock was valued at $27.33, the closing price of our common stock on the NYSE on December 29, 2017.  This column also includes amounts payable under the 2015 OPP, which was settled on January 5, 2018.

(2)                                 For a discussion of the vesting of equity awards upon the occurrence of a change in control and certain termination triggering events, see “—Accelerated Vesting of Equity Awards” above.

(3)                                 Upon death of the named executive officer, the executive officer will receive a prorated bonus for services performed during the year.  The prorated bonus will be derived from the bonus paid in the previous fiscal year.  Under the equity award agreements, the vesting of unvested LTIP units and restricted stock and unearned and unvested performance units is accelerated at death or disability.  See “—Accelerated Vesting of Equity Awards” above.

COMPENSATION COMMITTEE REPORT

The following is a report by the compensation committee submitted in connection with its review of the Compensation Discussion and Analysis section of this proxy statement prepared in connection with the annual meeting.

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the SEC.  Based on such review and discussion, the compensation committee recommended to the board of directors (and the board has approved) that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors

Jeffrey D. Furber (Chair)

Virgis W. Colbert

Larry T. Guillemette

Hans S. Weger

AUDIT COMMITTEE REPORT

The following is a report by the audit committee submitted in connection with its review of our financial reports for the fiscal year ended December 31, 2017.  Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement in future filings with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The audit committee oversees our financial reporting process on behalf of the board of directors, in accordance with the audit committee charter.  Management is responsible for our financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting.  In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements for STAG Industrial, Inc. for the fiscal year ended December 31, 2017.

In addition, the audit committee has (i) discussed with the representatives of PricewaterhouseCoopers LLP the matters that are required to be discussed by the Statement on Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, (ii) discussed and received the written disclosures and the letter from PricewaterhouseCoopers LLP that are required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and (iii) discussed with PricewaterhouseCoopers LLP the auditors’ independence from the company and management.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.  The annual report on Form 10-K was filed with the SEC on February 15, 2018.

The members of the audit committee have oversight responsibilities only and are not acting as experts in accounting and auditing.  Members of the audit committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants.  Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that PricewaterhouseCoopers LLP is in fact “independent.”

Submitted by the Audit Committee of the Board of Directors (members of the Audit Committee as of the filing of the annual report on Form 10-K listed below)

Hans S. Weger (Chair)

Larry T. Guillemette

Christopher P. Marr

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

The audit committee of the board of directors has selected the accounting firm of PricewaterhouseCoopers LLP to serve as our independent registered public accountants for the year ending December 31, 2017, and the board of directors is asking stockholders to ratify this appointment.  Although current law, rules and regulations, as well as the audit committee charter, require the company’s independent auditor to be engaged, retained and supervised by the audit committee, the board of directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of PricewaterhouseCoopers LLP for ratification by stockholders as a matter of good corporate practice.  PricewaterhouseCoopers LLP has served as our independent registered public accountants since our formation in July 2010 and is considered by our management to be well qualified.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fee Disclosure

The following is a summary of the fees incurred or billed by PricewaterhouseCoopers LLP for professional services rendered for our company for the years ended December 31, 2017 and December 31, 2016:

	Year Ended December 31, 2017	Year Ended December 31, 2016
Audit Fees	$949,091	$891,617
Tax Fees	467,600	468,160
Audit-Related Fees	—	—
All Other Fees	2,700	1,800
Total	$1,419,391	$1,361,577

Audit Fees

“Audit Fees” consist of fees and related expenses incurred for professional services rendered for the audit of the financial statements and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.  For example, audit fees include fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by PricewaterhouseCoopers LLP to be named in our registration statements and to the use of their audit report in the registration statements.

Tax Fees

“Tax Fees” consist of fees and related expenses incurred or billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal and state tax compliance and tax planning and structuring.

Audit-Related Fees and All Other Fees

“Audit-Related Fees” and “All Other Fees” consist of fees and related expenses for products and services other than services described under “Audit Fees” and “Tax Fees.”

Pre-Approval Policy

All audit, tax and other services provided to us were reviewed and pre-approved by the audit committee or a member of the audit committee designated by the full committee to pre-approve such services.  The audit committee or designated member concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Vote Required

The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to ratify the appointment of our independent registered public accounting firm, which is considered a routine matter.  For purposes of the vote on the ratification of the appointment of our independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation

The board of directors recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm.

PROPOSAL 3:

AMENDMENT TO CHARTER TO PROVIDE

STOCKHOLDERS WITH THE ABILITY TO AMEND OUR BYLAWS

Proposal

Our board of directors has adopted and declared advisable, and recommends for your approval, an amendment to the Articles of Amendment and Restatement of STAG Industrial, Inc. (our “Charter”) to revise the last sentence of Article V, Section 5.5 in order to allow both directors and stockholders to amend our bylaws in accordance with the provisions of the bylaws (the “Proposed Charter Amendment”).  Set forth below is the entire text of Article V, Section 5.5 of our Charter, with the additions and deletions proposed by Proposal 3 indicated by underline and strike out, respectively:

“Section 5.5                              Charter and Bylaws.  The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.  The Board of Directors shall have the non-exclusive ~~exclusive~~ power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.”

Additional Information

The general description of the Proposed Charter Amendment set forth above is qualified in its entirety by reference to the text of the Proposed Charter Amendment, which is attached as Appendix B to this proxy statement and is incorporated by reference herein.

Currently, our bylaws provide that, with the exception of provisions in our bylaws relating to the control share and business combination provisions of the MGCL, which provisions may not be amended without stockholder approval, the board of directors has the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws.  Subject to stockholder approval of the Proposed Charter Amendment, the board of directors has approved an amendment and restatement of our existing bylaws (the “Third Amended and Restated Bylaws”), which will allow for the bylaws to be adopted, altered or repealed by the board of directors or by the stockholders, by the affirmative vote of a majority of the outstanding shares entitled to vote on the matter.  Approval of the Third Amended and Restated Bylaws does not require stockholder action.  The adoption of the Third Amended and Restated Bylaws is conditioned upon the approval of the Proposed Charter Amendment at the annual meeting and upon effectiveness of the Proposed Charter Amendment.

If this proposal is approved by stockholders, we will cause the Articles of Amendment to be promptly filed with the State Department of Assessments and Taxation in Maryland (the “SDAT”) and the Third Amended and Restated Bylaws will be concurrently adopted.  If the Proposed Charter Amendment is not approved by stockholders, then the Articles of Amendment will not be filed with the SDAT, the Third Amended and Restated Bylaws will not be adopted and the board of directors will continue to have the exclusive power to adopt, alter or repeal any provision of the bylaws pursuant to our Charter.

Vote Required

The affirmative vote of a majority of the votes entitled to be cast on the matter (that is, a majority of our outstanding shares of common stock) is required to approve the Proposed Charter Amendment.  For purposes of the vote on Proposal 3, abstentions and broker-non-votes will have the same effect as votes cast against the proposal.

Recommendation

The board of directors recommends a vote FOR the approval of the Proposed Charter Amendment.

PROPOSAL 4:

AMENDED AND RESTATED

STAG INDUSTRIAL, INC. 2011 EQUITY INCENTIVE PLAN

Proposal

We currently have in effect the 2011 Equity Incentive Plan.  The 2011 Equity Incentive Plan was approved by stockholders prior to our initial public offering and provides for the issuance of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards and other awards based on shares of our common stock, such as LTIP units in our operating partnership, that may be made by us directly to our executive officers, directors, employees and other individuals providing bona fide services to or for us.

The board of directors believes that the ability to grant equity-based awards under the 2011 Equity Incentive Plan helps us remain competitive in attracting and retaining high caliber employees and other service providers upon whom our future growth and success depends.  In addition, equity-based awards under the 2011 Equity Incentive Plan align the interests of our employees, officers and directors to the long-term interests of our stockholders.  In order to continue to provide the incentive compensation opportunities available under the 2011 Equity Incentive Plan, we are asking our stockholders to approve the Amended 2011 Plan.

The board of directors approved the Amended 2011 Plan, subject to shareholder approval at the annual meeting.  The effective and adoption date of the Amended 2011 Plan will be the date of stockholder approval.  Any awards previously granted under the 2011 Equity Incentive Plan will remain in effect pursuant to their terms.

If our stockholders do not approve the Amended 2011 Plan, the 2011 Equity Incentive Plan will continue in effect under the terms currently in place.  Once the existing 2011 Equity Incentive Plan expires, or once the shares of common stock remaining available for issuance under the 2011 Equity Incentive Plan are used, the compensation committee will be unable to make equity awards. Compensation for our employees (including the named executive officers) and directors would then be solely in cash.  Paying compensation completely in cash would significantly reduce the alignment of management’s interests with those of our stockholders, which is primarily achieved through the issuance of long-term equity incentive awards that are available only through a current equity incentive plan. Moreover, compensating our employees and directors only in cash would reduce our available cash at a time when we may be conserving cash or allocating cash to other business purposes.  Finally, without the Amended 2011 Plan and the incentive awards it makes possible, we would likely not retain our key personnel and not be able to hire the best available people.

Features of the Amended 2011 Plan include:

•                  Number of Shares.  The Amended 2011 Plan will increase the maximum number of shares of common stock reserved and available for issuance by 3,000,000 shares, to an aggregate of 6,642,461 shares.

•                  Term.  The term of the Amended 2011 Plan will expire on April 30, 2028.

•                  Awards.  The Amended 2011 Plan authorizes the grant of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards and other awards based on shares of our common stock, such as LTIP units in our operating partnership.

•                  Individual Limit.  Subject to adjustment, (i) the maximum number of shares of common stock that may be granted in the form of stock options or stock appreciation rights to any individual during any fiscal year is 500,000 shares, and (ii) the maximum number of performance awards that may be granted to any individual during any fiscal year for attaining “target” performance is 500,000 shares.  The maximum cash payment that may be made to a participant in a fiscal year with respect to performance awards is $5,000,000.

•                  Non-Management Director Compensation.  Discretionary awards under the Amended 2011 Plan to our non-management directors will be administered by the board of directors.  Subject to adjustment, the maximum number of shares of common stock that may be granted any one non-management director shall be that number of shares that have a fair market value on the date of the grant equal to $150,000; provided, however, this limitation shall not apply to stock grants in lieu of cash compensation otherwise payable to the non-management director.

•                  Stock Options and Stock Appreciation Rights. Stock options and stock appreciation rights may not be repriced without stockholder approval.  The exercise price of stock options and the base price of stock appreciation rights may not be less than 100% of the grant date fair market value of a shares of common stock.

•                  Minimum Vesting.  The Amended 2011 Plan generally requires a minimum one-year vesting period for stock options and stock appreciation rights.

•                  No Liberal Share Recycling.  The Amended 2011 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or to satisfy tax withholding requirements.  The Amended 2011 Plan also prohibits “net share counting” upon the exercise of stock appreciation rights.

•                  No Dividends on Unearned Performance Units.  Our current form of performance unit agreement provides that such awards are subject to a three-year performance period; and provides that dividends are not paid on unearned performance units, but are only paid on earned performance units when, and to the extent that, the goals are achieved.

•                  Stockholder Approval.  The Amended 2011 Plan will require stockholder approval of any amendment to the plan to the extent such approval is required by applicable law, regulation or exchange listing standard.

As of March 12, 2018, subject to increases resulting from the forfeiture of currently outstanding awards and assuming that all outstanding performance units are settled for the target number of units and that all dividends on earned performance units are paid in cash, 184,020 shares of common stock were reserved and available for future issuances under the 2011 Equity Incentive Plan.  The actual number of shares needed to settle performance units is not known or calculable with certainty and may range from zero shares to a number of shares equal to 250% of the target number of outstanding performance units, plus additional shares that may be issued to settle dividends on earned performance units.

As of March 12, 2018, 97,229,588 shares of common stock were outstanding and 4,275,817 shares of common stock were issuable upon exchange or conversion of outstanding common units and LTIP units of our operating partnership.  The closing price of our shares of common stock on the NYSE on March 12, 2018 was $24.13.

The material features of the Amended 2011 Plan are summarized below.  The following summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete text of the Amended 2011 Plan, which is attached to this proxy statement as Appendix C.

Description of the Amended 2011 Plan

The Amended 2011 Plan provides for the issuance of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other awards based on shares of our common stock, such as LTIP units in our operating partnership, that may be made by us directly to our executive officers, directors, employees and other individuals providing bona fide services to or for us.

The Amended 2011 Plan will be administered by the board of directors, which may delegate its authority to the compensation committee.  The plan administrator has the authority to make awards to the eligible participants referenced above, and to determine the eligible individuals who will receive awards, what form the awards will take, and the terms and conditions of the awards.  Except as provided below with respect to equitable adjustments, the plan administrator may not reduce the exercise price of any stock option or stock appreciation right granted under the Amended 2011 Plan or take any other action that is treated as a repricing under generally accepted accounting principles without first obtaining the consent of our stockholders.

Upon stockholder approval of the Amended 2011 Plan, subject to adjustments as provided below, the shares of common stock that are reserved for issuance under the Amended 2011 Plan, in the aggregate, shall be 6,642,461 (6.5% of the issued and outstanding shares of our common stock and common units and LTIP units of our operating partnership as of March 12, 2018).  The aggregate authorization under the Amended 2011 Plan represents an increase of 3,000,000 shares of common stock more than the number of shares of common stock that were reserved in the aggregate for issuance under the Plan as of March 12, 2018.

If any award or portion of an award granted under the Amended 2011 Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without the delivery of common stock or is forfeited or otherwise terminated, then any shares of common stock (or LTIP units) covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award will be available for the grant of other awards.  If any option is exercised and the exercise price is paid by tendering or withholding shares of common stock or if a tax withholding obligation under an award is satisfied by tendering or withholding shares of common stock, then the number of shares tendered or withheld will not be available for the grant of other awards.  If shares of common stock are issued in settlement of a stock appreciation right, the number of shares of common stock available for the grant of other awards will be reduced by the number of shares of common stock for which the stock appreciation right was exercised (rather than the number of shares of common stock issued in settlement of the stock appreciation right).  Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for award under the Amended 2011 Plan.

The Amended 2011 Plan requires a participant to reimburse us for certain payments received under an award and any profits realized by the participant from certain sales of our securities if we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirements under the securities laws.  This requirement applies to any participant who knowingly or through gross negligence engaged in the misconduct, any participant who knowingly or through gross negligence failed to prevent the misconduct and any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002.

In the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger or other similar corporate transaction or event, that affects shares of our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Amended 2011 Plan, then the plan administrator will make equitable changes or adjustments to:

•                  the aggregate number and kind of shares of common stock that may thereafter be issued in connection with awards;

•                  the limits on the number of shares that may be granted to any individual in any fiscal year;

•                  the number and kind of shares of common stock issued or issuable in respect of outstanding awards; and

•                  the exercise price, grant price, purchase price or other terms relating to any outstanding award.

In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).

We may make certain awards in the form of LTIP units.  LTIP units are a separate series of units of limited partnership interests in our operating partnership.  LTIP units, which can be granted either as free-standing awards or in tandem with other awards under the Amended 2011 Plan, will be valued by reference to the value of shares of our common stock, and will be subject to such conditions and restrictions as the compensation committee may determine, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives.  If applicable conditions and/or restrictions are not attained, participants will forfeit their LTIP units.  Unless otherwise provided, LTIP unit awards, whether vested or unvested, will entitle the participant to receive current distributions from our operating partnership equivalent to the dividends that would be payable with respect to the number of shares of our common stock underlying the LTIP unit award.

LTIP units are structured as “profits interests” for U.S. federal income tax purposes, and the grant, vesting or conversion of LTIP units does not produce a tax deduction for us.  As profits interests, LTIP units when granted initially will not have full parity, on a per unit basis, with the operating partnership’s common units with respect to liquidating distributions.  Upon the occurrence of specified events, LTIP units can over time achieve full parity with common units and therefore accrete to an economic value for the participant equivalent to common units.  If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for shares of common stock on a one-for-one basis or for the cash value of such shares, at our election.  However, there are circumstances under which LTIP units will not achieve parity with common units, and until such parity is reached, the value that a participant could realize for a given number of LTIP units will be less than the value of an equal number of shares of common stock and may be zero.  Under the Amended 2011 Plan, each LTIP unit awarded is equivalent to an award of one share of common stock reserved under the Amended 2011 Plan, thereby reducing the number of shares of common stock available for other equity awards on a one-for-one basis.

Each stock option and stock appreciation right granted under the Amended 2011 Plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award.  Stock appreciation rights confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, equal to the excess of the fair market value of our common stock on the date of exercise over the exercise price of the stock appreciation right.  The other terms of stock options and stock appreciation rights granted by us under the Amended 2011 Plan will be determined by the plan administrator.  The exercise price of an option or stock appreciation right cannot be reduced (by amendment, cancellation, substitution or otherwise) without stockholder approval.

The plan administrator will determine the terms and conditions of each grant of restricted stock or restricted stock units under the Amended 2011 Plan.  Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of common stock that are subject to the award.  The holders of awards of restricted stock or restricted stock units may be entitled to receive dividends or, in the case of restricted stock units, dividend equivalents, which may be payable immediately or on a deferred basis at a time determined by the plan administrator.

The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock-based awards to eligible participants.  The plan administrator will determine the terms and conditions at the time of grant.

Unless otherwise determined by the plan administrator and set forth in an individual award agreement, upon a change in control (as defined in the Amended 2011 Plan), each outstanding award under the Amended 2011 Plan will become immediately vested, exercisable and/or payable, unless provision is made in the transaction for the continuation or assumption of awards or for the substitution of equivalent awards in the surviving or successor entity or the parent thereof.

The Amended 2011 Plan provides that awards may not be made under the Amended 2011 Plan after April 30, 2028, the 10th anniversary of the date of stockholder approval of the Amended 2011 Plan.  The board of directors may terminate, amend, modify or suspend the Amended 2011 Plan at any time, subject to stockholder approval as required by law or stock exchange rules.  The plan administrator may amend the terms of any outstanding award under the Amended 2011 Plan at any time.  No amendment or termination of the Amended 2011 Plan or any outstanding award may adversely affect any of the rights of an award holder without the holder’s consent.

As soon as practicable after receiving stockholder approval of the Amended 2011 Plan, we intend to file a registration statement on Form S-8 to register the additional shares of common stock that may be issued under the Amended 2011 Plan.

Vote Required

The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve the Amended 2011 Plan.  For purposes of the vote on the Amended 2011 Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation

The board of directors recommends a vote FOR the approval of the Amended 2011 Plan.

PROPOSAL 5:

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Proposal

Section 14A(a)(1) of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years.  This is commonly known as a “say-on-pay” proposal or resolution.  At our 2012 annual meeting of stockholders held on May 7, 2012, our stockholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of the named executive officers.  A majority of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of the named executive officers every year, which was consistent with the recommendation of our board of directors.  Our board of directors considered the voting results with respect to the frequency proposal and other factors, and the board currently intends to hold a non-binding, advisory vote on the executive compensation program every year until the next required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of the named executive officers at the upcoming 2018 annual meeting of stockholders.  See “Proposal 6: Advisory (Non-Binding) Vote on Frequency of Executive Compensation Votes.”

Accordingly, we are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program for named executive officers by voting for or against the following resolution.

“—RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2018 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Officer Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

While this vote is advisory and not binding on us, it will provide information to us and the compensation committee regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of 2018 and beyond.

Additional Information

The earlier discussion of executive compensation under “Executive Officer Compensation Discussion and Analysis” and information disclosed in the compensation tables reflect executive compensation paid and grants awarded during the year ended December 31, 2017.

Following is a discussion of the role of certain components of our executive compensation program. We urge our stockholders to review the “Executive Officer Compensation Discussion and Analysis” and “Executive Officer Compensation Tables” sections of this proxy statement for more information.

We emphasize pay-for-performance with regard to cash compensation.  We believe that a significant portion of our executive officers’ cash compensation should be variable, at risk and tied to our near-term success and should align the interest of management with our stockholders.  Performance-based compensation motivates and rewards individual efforts and company success.

We believe that our equity compensation programs further align our executives’ interests with those of our stockholders.  We grant equity awards as a substantial component of our compensation program to reward long-term performance and further align the interests of management with those of our stockholders.  We use LTIP units and performance units as our equity incentive awards because these awards serve our objectives of promoting long-term equity ownership by executives, aligning the interests of executives with the interests of stockholders and enabling us to remain competitive with our peers in recruiting and retaining talented executives.  These awards tie our executive officers’ interests to those of long-term stockholders and serve to motivate our executives to lead us to achieve long-term financial goals that are expected to lead to increased stockholder value.  In addition, both LTIP unit and performance unit awards generally require continued service over a multi-year period as a condition to vesting, which creates a strong retention incentive and helps ensure the continuity of our operations.

We are committed to strong governance standards with respect to our compensation programs.  As part of its commitment to strong corporate governance and best practices, the compensation committee engaged and received advice on the compensation program from a third-party compensation consultant to supplement the committee’s collective knowledge and experience and provide important empirical compensation data.  The compensation committee meets as necessary to address compensation matters in a timely manner and reviews our executive compensation program to ensure that it provides competitive pay opportunities to help attract and retain the highly-qualified and dedicated executive talent that is so important to our business.  We believe that the severance protections we provide to the named executive officers are within market norms.  We further believe that the “double trigger” change-in-control cash severance benefits we provide properly incentivize our executive officers by providing appropriate protections against job loss without creating the potential for “single trigger” cash severance windfalls just for completing a transaction.  Moreover, our executive officers are not entitled to any excise tax gross-ups in connection with change in control payments.

Vote Required

The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve, by non-binding vote, executive compensation. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation

The board of directors recommends a vote FOR the approval of the compensation of the named executive officers as disclosed in this proxy statement.

PROPOSAL 6:

ADVISORY (NON-BINDING) VOTE
ON FREQUENCY OF EXECUTIVE COMPENSATION VOTES

Proposal

In addition to the advisory approval of our executive compensation program, we are also presenting the following proposal, which gives you as a stockholder the opportunity to inform us as to how often you wish us to include a proposal, similar to Proposal 5, in our proxy statement. While the board of directors intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years.”

After careful consideration, the board of directors has determined that an advisory vote on named executive officer compensation that occurs every year is the most appropriate alternative, and therefore the board of directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

Annual votes will provide us with the clearest feedback regarding the compensation of the named executive officers. The primary focus of the disclosure of the compensation of the named executive officers required to be included in our proxy statements is compensation granted in or for the prior fiscal year. Additionally, the compensation committee evaluates the compensation of the named executive officers each year. An annual say-on-pay resolution will match the annual focus of this proxy statement disclosure and provide us with the clearest and most timely feedback of the three alternatives. This feedback may then be considered by the compensation committee in its next annual decision making process. Additionally, the administrative process of submitting a non-binding, advisory say-on-pay proposal to stockholders on an annual basis is not expected to impose substantial additional costs.

Vote Required

The frequency of the advisory vote on executive compensation receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by the stockholders.  For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation

The board of directors recommends a vote FOR the option of every year (box “1 YEAR” on the proxy card) as the preferred frequency for advisory votes on executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our common stock and common units in our operating partnership for (i) each stockholder of our company that is known to us to be the beneficial owner of 5% or more of our common stock based upon filings made with the SEC, (ii) directors and named executive officers and (iii) all directors and named executive officers as a group as of the record date, March 12, 2018.

In accordance with SEC rules, each listed person’s beneficial ownership includes all shares the person actually owns beneficially or of record, all shares over which the person has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund), and all shares the person has the right to acquire within 60 days.

Unless otherwise indicated, each person named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person and none of the executive officers or directors has pledged shares of common stock as collateral.  Furthermore, unless otherwise indicated, the business address for each of the identified stockholders is our principal executive office, One Federal Street, 23rd Floor, Boston, Massachusetts 02110.

Name of Beneficial Owner	Number of Shares and/or Common Units Beneficially Owned(1)	Percent of All Shares(2)	Percent of All Shares and Common Units(3)
BlackRock, Inc.(4)	8,387,711	8.6%	8.3%
The Vanguard Group—23-1945930(5)	14,830,849	15.3%	14.6%
Vanguard Specialized Funds—Vanguard REIT Index Fund—23-2834924(6)	6,210,206	6.4%	6.1%
Benjamin S. Butcher(7)	784,571	*	*
William R. Crooker(7)	74,547	*	*
Stephen C. Mecke(7)	287,997	*	*
Jeffrey M. Sullivan(7)	124,426	*	*
David G. King(7)	181,675	*	*
Virgis W. Colbert(8)	25,393	*	*
Michelle Dilley(8)	3,930	*	*
Jeffrey D. Furber(8)	69,165	*	*
Larry T. Guillemette(8)	58,021	*	*
Francis X. Jacoby III(8)	51,731	*	*
Christopher P. Marr(8)	36,219	*	*
Hans S. Weger(8)	57,459	*	*
All directors and executive officers as a group (12 persons)	1,755,134	1.8%	1.7%

*                                         Represents ownership of less than 1.0%.

(1)                                 Ownership consists of shares of common stock, common units and LTIP units. Subject to certain restrictions, common units may be redeemed for cash, or at our option, an equal number of shares of common stock.  Upon achieving parity with the common units and becoming “redeemable” in accordance with the terms of the partnership agreement of our operating partnership, LTIP units may be redeemed for cash, or at our option, an equal number of shares of common stock, subject to certain restrictions.

(2)                                 Based on 97,229,588 shares of common stock outstanding as of March 12, 2018.  In computing the percentage ownership of a person or group, we have assumed that the common units and LTIP units held by that person or the persons in the group have been redeemed for shares of common stock and that those shares are outstanding but that no common units or LTIP units held by other persons are redeemed for shares of common stock, notwithstanding that not all of the LTIP units have vested to date.

(3)                                 Based on 101,505,405 shares of common stock and units outstanding as of March 12, 2018 on a fully-diluted basis, comprised of 97,229,588 shares of common stock and 4,275,817 shares of common stock issuable upon exchange or conversion of outstanding common units and LTIP units of our operating partnership.

(4)                                 This information and the information in this footnote were obtained from a Schedule 13G/A filed with the SEC on January 23, 2018.  BlackRock, Inc., in its capacity as a parent holding company, is deemed to have sole power to vote or to direct the vote with respect to 7,919,932 shares of common stock and is deemed to have the sole power to dispose or direct the disposition with respect to 8,387,711 shares of common stock.  The business address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)                                 The information and the information in this footnote were obtained from a Schedule 13G/A filed with the SEC on February 12, 2018.  The Vanguard Group—23-1945930 (“Vanguard Group”), in its capacity as an investment adviser, is deemed to have sole power to vote or to direct the vote with respect to 216,509 shares of common stock, is deemed to have shared power to vote or to direct the vote with respect to 126,024 shares of common stock, is deemed to have sole power to dispose or to direct the disposition with respect to 14,609,045 shares of common stock, and is deemed to have shared power to dispose or to direct the disposition with respect to 221,804 shares of common stock.  Vanguard Funds has its principal business office at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)                                 The information and the information in this footnote were obtained from a Schedule 13G/A filed with the SEC on February 2, 2018.  Vanguard Specialized Funds—Vanguard REIT Index Fund—23-2834924 (“Vanguard Funds”), in its capacity as an investment company, is deemed to have sole power to vote or to direct the vote with respect to 6,210,206 shares of common stock.  Vanguard Funds has its principal business office at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(7)                                 Includes 696,548, 59,943, 274,749, 118,626 and 181,311 LTIP units held by each of Messrs. Butcher, Crooker, Mecke, Sullivan and King, respectively, and 15,935 and 11,248 common units held by each of Messrs. Butcher and Mecke, respectively.  Not all of the LTIP units have vested.

(8)                                 Includes 3,930 LTIP units held by Ms. Dilley and 16,690, 31,831, 31,831, 31,831, 24,421 and 31,831 LTIP units held by Messrs. Colbert, Furber, Guillemette, Jacoby, Marr and Weger, respectively.  Not all of these LTIP units have vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Former Services Agreement

In connection with our formation transactions and our initial public offering, we entered into a services agreement with STAG Investments II, LLC, a private, fully-invested fund (“Fund II”).  Fund II did not own any properties, and was fully wound down and terminated, at December 31, 2017.  Pursuant to the former services agreement with Fund II, we managed its properties in return for an annual asset management fee based on the equity investment in such assets, which equaled 1.25% of the equity investment.  As of December 31, 2017, the services agreement was terminated.  Certain of our executive officers and their affiliates had direct or indirect interests in Fund II, including residual interests, or contingent profit interests, in Fund II.

Review and Approval of Future Transactions with Related Persons

The board of directors has adopted a policy for the review and approval of related person transactions requiring disclosure under Rule 404(a) of Regulation S-K.  The policy provides that the nominating and corporate governance committee is responsible for reviewing and approving or disapproving all interested transactions, meaning any transaction, arrangement or relationship in which (i) the amount involved may be expected to exceed $120,000 in any fiscal year, (ii) we will be a participant and (iii) a related person has a direct or indirect material interest.  A related person will be defined as an executive officer, director or nominee for election as director, or a greater than 5% beneficial owner of our common stock, or an immediate family member of the foregoing.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“10% Holders”), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Holders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on review of the copies of such reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2017, the executive officers, directors and 10% Holders timely filed all reports they were required to file under Section 16(a), except for two sales by Mr. Marr for 601 shares of common stock on October 16, 2014 and 685 shares of common stock on February 6, 2015, which were reported on a Form 5 on February 14, 2018, and a conversion by Mr. King of common units into 7,568 shares of common stock on March 6, 2017, which was reported on a Form 4 on March 9, 2017.

Stockholder Proposals

Stockholder proposals intended to be presented at the 2019 annual meeting of stockholders must be received by the corporate secretary of the company no later than November 21, 2018 in order to be considered for inclusion in our proxy statement relating to the 2018 meeting pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”).

Our bylaws currently provide that in order for a proposal of a stockholder to be presented at our 2019 annual meeting of stockholders, other than a stockholder proposal included in our proxy statement pursuant to Rule 14a-8, it must be received at our principal executive offices no earlier than the close of business on October 22, 2018, and on or before November 21, 2018.  If the 2019 annual meeting of stockholders is scheduled to take place before March 31, 2019, or after May 30, 2019, then notice must be delivered no earlier than the close of business on the 150th day prior to the 2019 annual meeting of stockholders and not later than the close of business on the later of the 120th day prior to the 2019 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2019 annual meeting of stockholders is first made public by our company.  Any such proposal should be mailed to: STAG Industrial, Inc., One Federal Street, 23rd Floor, Boston, Massachusetts,

02110, Attention: Jeffrey M. Sullivan, Corporate Secretary.  A copy of the bylaws may be obtained from our corporate secretary by written request to the same address.

Additional Matters

The board of directors does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting.  If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By order of the board of directors:

JEFFREY M. SULLIVAN
Executive Vice President, General Counsel and Secretary

Boston, Massachusetts

March 21, 2018

Appendix A

Non-GAAP Financial Measures

Funds From Operations

Funds from operations (“FFO”) should not be considered as an alternative to net income (determined in accordance with generally accepted accounting principles (“GAAP”)) as an indication of our performance, and we believe that to understand our performance further, FFO should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2017.

We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”).  FFO represents GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating buildings, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because it is a widely recognized measure of the performance of real estate investment trusts.  FFO may be used by investors as a basis to compare our operating performance with that of other real estate investment trusts.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our buildings that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.  In addition, other real estate investment trusts may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other real estate investment trusts’ FFO.  FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

The following table sets forth a reconciliation of our FFO attributable to common stockholders and unit holders for the periods presented to net income, the nearest GAAP equivalent.

	Year ended December 31,
Reconciliation of Net Income to FFO (in thousands)	2017	2016
Net income	$32,200	$35,588
Rental property depreciation and amortization	150,591	125,182
Loss on impairments	1,879	16,845
Gain on the sales of rental property, net	(24,242)	(61,823)
FFO	$160,428	$115,792
Preferred stock dividends	(9,794)	(13,897)
Other expenses	—	(384)
FFO attributable to common stockholders and unit holders	$150,634	$101,511

A-1

Net Operating Income

We consider net operating income (“NOI”) to be an appropriate supplemental performance measure to net income because we believe it helps investors and management understand the core operations of our buildings. NOI is defined as rental revenue, including reimbursements, less property expenses and real estate taxes and insurance. NOI should not be viewed as an alternative measure of our financial performance since it excludes expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI.

The following table sets forth a reconciliation of our net operating income for the periods presented to net income, the nearest GAAP equivalent.

	Year ended December 31,
Reconciliation of Net Income to NOI (in thousands)	2017	2016
Net income	$32,200	$35,588
Asset management fee income	(52)	(210)
General and administrative	33,349	33,395
Property acquisition costs	5,386	4,567
Depreciation and amortization	150,881	125,444
Interest income	(12)	(10)
Interest expense	42,469	42,923
Loss on impairments	1,879	16,845
Gain on involuntary conversion	(325)	—
Loss on extinguishment of debt	15	3,261
Other expenses	1,097	1,149
Loss on incentive fee	689	—
Gain on the sales of rental property, net	(24,242)	(61,823)
Net operating income	$243,334	$201,129

A-2

Appendix B

STAG INDUSTRIAL, INC.

ARTICLES OF AMENDMENT

STAG Industrial, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST:  Article V, Section 5.5 of the Articles of Amendment and Restatement of the Corporation, filed with the Department on April 7, 2011 (as amended and supplemented to date and as may be amended and supplemented from time to time, the “Charter”), is hereby amended by deleting Section 5.5 in its entirety and inserting in its place, the following:

Charter and Bylaws.  The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws. The Board of Directors shall have the non-exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.

SECOND:  The foregoing amendment does not increase the authorized stock of the Corporation nor does this amendment change the information required by subsection (b)(2)(i) of Section 2-607 of the Maryland General Corporation Law.

THIRD:  The foregoing amendment of the Charter has been declared advisable and approved by the Board of Directors of the Corporation in the manner and by the vote required by law and approved by the requisite vote of the stockholders of the Corporation in the manner and by the vote required by law.

FOURTH:  The undersigned Chief Executive Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters of facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chairman of the Board, Chief Executive Officer and President and attested to by its Executive Vice President, General Counsel and Secretary as of the date first written above.

STAG INDUSTRIAL, INC.

By:
Name:
Title:

ATTEST:

STAG INDUSTRIAL, INC.

By:
Name:
Title:

B-1

Appendix C

STAG INDUSTRIAL, INC.
2011 EQUITY INCENTIVE PLAN

As Amended and Restated

Effective                           ,         2018

1.                                      Establishment, Purpose and Types of Awards

STAG Industrial, Inc. (the “Company”) established the STAG Industrial, Inc. 2011 Equity Incentive Plan (the “Plan”) effective                     .  The Plan is amended and restated as set forth herein, effective as of the date prescribed by Section 7(k).  The purpose of the Plan is to promote the long-term growth and profitability of the Company and its Affiliates by (i) providing key people with incentives to improve shareholder value and to contribute to the growth and financial success of the Company and its Affiliates through their future services, and (ii) enabling the Company and its Affiliates to attract, retain and reward the best-available persons.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonstatutory stock options), stock appreciation rights, restricted or unrestricted stock awards, performance awards and other stock-based awards in the Company, or any combination of the foregoing.

2.                                      Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)                                 “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b)                                 “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships).  For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c)                                  “Award” means with respect to the Company, any stock option, stock appreciation right, stock award, restricted stock unit, performance award, or other stock-based award (including an LTIP Unit).

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Change in Control” means:  (i) the acquisition in one or more transactions by any Person, as defined in this Section 2(e), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding shares of Common Stock, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors; (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company other than a sale or other conveyance by the Company to an entity at least 50% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportion as their ownership of the Common Stock immediately prior to such sale or other conveyance; (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the

Company or a direct or indirect subsidiary of the Company that results in the voting securities of the Company outstanding immediately prior to such transaction representing (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) less than 50% of the combined voting power of the securities of the surviving entity or its parent outstanding immediately after such transaction; (iv) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director or directors (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (v) approval by the stockholders of the Company of the liquidation or dissolution of the Company; provided, however, that for purposes of any Award or subplan that constitutes a “nonqualified deferred compensation plan,” within the meaning of Code section 409A, no payment will be made under that Award or subplan on account of a Change in Control unless the event described in clause (i), (ii), (iii) or (iv), as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).  For purposes of this Section 2(e), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company; an underwriter of the Common Stock in a registered public offering; or any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock.

(f)                                   “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g)                                  “Common Stock” means shares of common stock of the Company.

(h)                                 “Fair Market Value” means, with respect to a share of the Company’s Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith.  However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, “Fair Market Value” means, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator’s discretion, quoted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, or the Nasdaq Global Market; (ii) the last sale price on the relevant date quoted on the Nasdaq Capital Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator’s discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator.  If no public trading of the Common Stock occurs on the relevant date but the shares are so listed, then Fair Market Value shall be determined as of the last date before the relevant date on which trading of the Common Stock did occur.  For all purposes under this Plan, the term “relevant date” as used in this Section 2(h) means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator’s discretion.

(i)                                     “Grant Agreement” means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(j)                                    “LTIP Unit” means an LTIP Unit as defined in the Partnership’s partnership agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights set forth in that partnership agreement, subject to the terms and conditions of the applicable Grant Agreement and the partnership agreement.

(k)                                 “Partnership” means STAG Industrial Operating Partnership, L.P.

3.                                      Administration

(a)                                 Administration of the Plan.  The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time.  To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Awards (other than stock Awards) to other officers and employees of the Company and its Affiliates (including the Partnership), and, to the extent of such authorization, such officer or officers shall be the Administrator.  Notwithstanding the two preceding sentences, the Plan shall be administered by the Board with respect to Awards made to a member of the Board who is not an employee of the Company or an Affiliate and as to such Awards the Board shall be the Administrator.

(b)                                 Powers of the Administrator.  The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:  (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award (e.g., an extension of the vesting period) shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time at which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award; provided, however, that except as provided in Section 7(c), such action shall not cause an option or stock appreciation right to be fully exercisable before the first anniversary of the date on which such Award was granted; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

Notwithstanding any provision of the Plan to the contrary, neither the Board nor the Administrator shall have the authority to take any of the following actions, unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event: (i) the reduction of the exercise price of any outstanding stock option or Stock Appreciation Right under the Plan; (ii) the cancellation of any outstanding stock option or Stock Appreciation Right under the Plan and the grant in substitution therefor of (1) a new stock option or Stock Appreciation Right under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (2) a restricted stock Award (including a share bonus), (3) an other stock-based Award, (4) a restricted stock unit, (5) a performance award, (6) cash and/or (7) other valuable consideration (as determined by the Board, in its sole discretion); or (iii) any other action that is treated as a repricing under generally accepted accounting principles.

(c)                                  Non-Uniform Determinations.  The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)                                 Limited Liability.  To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)                                  Indemnification.  To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f)                                   Effect of Administrator’s Decision.  All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company and the Partnership, the Company’s shareholders, the Partnership’s members, any participants in the Plan and any other employee, consultant, or director of the Company or the Partnership, and their respective successors in interest.

4.                                      Shares Available for the Plan; Maximum Awards

Subject to adjustments as provided in Section 7(c) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan, in the aggregate, shall not exceed 6,642,461 shares of Common Stock, which represents an increase of 3,000,000 shares of Common Stock that were authorized for issuance under the Plan prior to the amendment and restatement of the Plan as set forth herein.  Up to 1,300,000 shares of Common Stock may be issued as incentive stock options to qualify under Code section 422.  The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(c) of the Plan. The issuance of any share of Common Stock shall result in a reduction of the number of shares of Common Stock available for Awards. Awards that are LTIP Units shall reduce the maximum aggregate number of shares of Common Stock that may be issued under this Plan on a one-for-one basis, i.e., each such unit shall be treated as an award of shares of Common Stock;provided, however, that any shares of Common Stock that are issued on account of the conversion of LTIP Units into shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under the Plan.  If any Award, or portion of an Award, granted under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated, surrendered or canceled, then any shares of Common Stock and any LTIP Units covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such Award shall be available for the grant of other Awards under this plan. If (i) any option granted under the Plan is exercised through the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock issuable upon exercise of the option or (ii) withholding tax liabilities related to an Award are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or the withholding of shares of Common Stock issuable under an Award, then the number of shares of Common Stock tendered or withheld shall not be available for the grant of other Awards under this Plan. If shares of Common Stock are issued in settlement of a stock appreciation right, the number of shares of Common Stock available for the grant of other Awards under this Plan shall be reduced by the number of shares of Common Stock for which the stock appreciation right was exercised rather than the number of shares of Common Stock issued in settlement of the stock appreciation right.

Subject to adjustments as provided in Section 7(c) of the Plan, the maximum number of shares of Common Stock subject to Awards in the form of stock options and/or Stock Appreciation Rights that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to 500,000 shares.  Subject to adjustments as provided in Section 7(c) of the Plan, the maximum number of performance awards that may be granted to any individual in any one fiscal year of the Company and that represent the right to receive shares of Common Stock for attaining “target” performance, shall not exceed 500,000 shares and with respect to performance awards payable in cash, shall not exceed $5,000,000 in any one fiscal year of the Company.  Notwithstanding the two preceding sentences, subject to adjustments as provided in Section 7(c) of the Plan, the maximum number of shares of Common Stock that may be covered by Awards granted in any one fiscal year of the Company to any one member of the Board who is not an employee of the Company or an Affiliate shall be that number of shares of Common Stock that have a Fair Market Value on the date of the grant of the Award equal to $150,000; provided, however, that this limitation shall not apply to Awards that are granted to a member of the Board in lieu of cash compensation otherwise payable to the Board member.  Such per-individual limits shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

Upon the exercise of any Award granted in tandem with any other Award, the related Award will be cancelled to the extent as to which the Award is exercised and, notwithstanding anything in this Plan to the contrary, that number of shares of Common Stock will no longer be available for grant.

5.                                      Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company (including the Partnership), as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate (including the Partnership), provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.                                      Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan.  Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards.  All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a)           Stock Options.  The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Code section 422.  Options shall have an exercise price at least equal to Fair Market Value as of the date of grant.  No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.  No option shall have a term longer than ten (10) years duration.  Except as provided in Section 7(c), no option shall be fully exercisable before the first anniversary of the date on which the option was granted.

(b)           Stock Appreciation Rights.  The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”).  A SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised.  The base price per share specified in the Grant Agreement shall not be less than the Fair Market Value on the grant date.  No SAR shall have a term longer than ten years’ duration.  Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator or as specified in the Grant Agreement.  Except as provided in Section 7(c), no SAR shall be fully exercisable before the first anniversary of the date on which the SAR was granted.  If upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date.  No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c)           Stock Awards.  The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.  A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

(d)           Restricted Stock Units.  The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units (“Restricted Stock Units”) in such amounts and on such terms and conditions as it shall determine.  Restricted Stock Units granted to a participant shall represent the right at a future date to be settled in Common Stock or other securities or property, in cash or in a combination of Common Stock, other securities or property or cash.  The grantee shall not have the rights of a shareholder with respect to any shares of Common Stock represented by a Restricted Stock Unit until such Restricted Stock Unit is settled and Common Stock is issued in settlement of the Restricted Stock Units.

(e)           Performance Awards.  The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator.  Performance awards may be paid by the delivery of Common Stock or other securities or properties or cash, as determined in the sole discretion of the Administrator.  The performance goals established by the Administrator may be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) revenues or sales; (xiv) costs; (xv) cash flow, funds from operations or similar measure; (xvi) return on assets; and (xvii) total shareholder return. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to prior years for the Company, one or more peer group companies or indices, or any combination thereof, all as the Administrator shall determine. In addition, the performance goals may be calculated without regard to extraordinary items. The Administrator shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, shall so certify and ascertain the amount of the applicable performance award. No performance awards will be paid for such performance period until such certification is made by the Administrator. The amount of the performance awards actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Administrator. The amount of the performance awards determined by the Administrator for a performance period shall be paid to the participant at such time as determined by the Administrator in its sole discretion after the end of such performance period; provided, however, that a participant may, if and to the extent permitted by the Board and consistent with the provisions of Section 409A of the Code, elect to defer payment of a performance awards.

(f)            Other Stock-Based Awards.  The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.  Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock (including LTIP Units), or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator; provided, however, that the grant of the LTIP Units must satisfy the requirements of the partnership agreement of the Partnership as in effect on the date of the grant.

7.             Miscellaneous

(a)           Withholding of Taxes.  Grantees and holders of Awards shall pay to the Company or its Affiliate (including the Partnership), or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability.  The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award.  In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

(b)           Transferability.  Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution.  Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(c)           Adjustments for Corporate Transactions and Other Events.

(i)            Stock Dividend, Stock Split and Reverse Stock Split.  In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event.  The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii)           Non-Change in Control Transactions.  Except with respect to the transactions set forth in Section 7(c)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards.

(iii)          Change in Control Transactions.  In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards, as determined in the sole discretion of the Administrator, of, the surviving or successor entity or a parent thereof.  In the event of such termination and unless the Grant Agreement otherwise provides, (A) the outstanding stock options and other Awards that will terminate upon the effective time of the Change in Control shall become fully vested immediately before the effective time of the Change in Control, and (B) the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.

(iv)          Unusual or Nonrecurring Events.  The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate (including the Partnership), or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)           Substitution of Awards in Mergers and Acquisitions.  Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate (including the Partnership),  as the result of a merger or consolidation of the employing entity with the Company or an Affiliate (including the Partnership), or the acquisition by the Company or an Affiliate (including the Partnership), of the assets or stock of the employing entity.  The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(e)           Termination, Amendment and Modification of the Plan.  The Board may terminate, amend or modify the Plan or any portion thereof at any time subject to stockholder approval as required by applicable law or applicable stock exchange listing rules.  Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(f)            Non-Guarantee of Employment or Service.  Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company, an Affiliate or the Partnership and shall not interfere in any way with the right of the Company, its Affiliates or the Partnership to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(g)           No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, its Affiliates or the Partnership and a grantee or any other person.  To the extent that any grantee or other person acquires a right to receive payments pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor.

(h)           Forfeiture Events.

(i)            A Grant Agreement may specify that the participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, termination of service for cause or any act by a participant, whether before or after termination of service, that would constitute cause for termination of service.

(ii)           If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such participant from the sale of securities of the Company during such twelve- (12-) month period.  In addition, Grant Agreements shall contain such other claw back or recoupment policies as may be required by applicable law or Company or Affiliate (including the Partnership) policies.

(i)            Governing Law.  Except to the extent otherwise specified in the Grant Agreement, the validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws principles.

(j)            409A Savings Clause.  The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A.  The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B).  Should any provision of the Plan, any Grant Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A.  Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent, that such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(k)           Effective Date; Termination Date.  The Plan, as amended and restated herein, is effective as of the date on which the Plan, as amended and restated herein, is approved by the shareholders.  No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the date that the Plan, as amended and restated herein, is adopted by the Board.  Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. STAG INDUSTRIAL, INC. One Federal Street, 23rd Floor Boston, MA 02110 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Benjamin S. Butcher 06 Francis X. Jacoby III 02 Virgis W. Colbert 07 Christopher P. Marr 03 Michelle Dilley 08 Hans S. Weger 04 Jeffrey D. Furber 05 Larry T. Guillemette The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. The Board of Directors recommends you vote 1 YEAR on the following proposal: 6The recommendation, by non-binding vote, of the frequency of executive compensation votes. For 0 Against 0 Abstain 0 1 year 2 years 3 years Abstain 0 0 0 0 2 The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2018. 0 0 0 3 The approval of an amendment to the charter to provide stockholders with the ability to alter, amend or repeal the bylaws and adopt new bylaws. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 0 0 Yes 0 0 0 No 0 0 0 4 The approval of the amended and restated STAG Industrial, Inc. 2011 Equity Incentive Plan. The approval, by non-binding vote, of executive compensation. 5 Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000364699_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com STAG INDUSTRIAL, INC. Annual Meeting of Stockholders April 30, 2018 1:30 PM This proxy is solicited by the Board of Directors The undersigned hereby appoints Stephen C. Mecke and Jeffrey M. Sullivan, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of STAG INDUSTRIAL, INC. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders to be held at 1:30 PM, EDT on April 30, 2018, at the offices of DLA Piper LLP (US), 33 Arch Street, 26th Floor, Boston, MA and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5 AND FOR 1 YEAR ON PROPOSAL 6 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side 0000364699_2 R1.0.1.17